UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Presstek, Inc.
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PRESSTEK, INC.
10 Glenville Street
Greenwich, Connecticut 06831

April 21, 2011

Dear Stockholders:

You are cordially invited to attend our Annual Meeting of Stockholders, which will be held on Thursday, June 2, 2011, commencing at 3:00 P.M. local time, at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York.  The Notice of Annual Meeting and Proxy Statement that follow describe the business to be conducted at the meeting.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted.  After reading the enclosed Notice of Annual Meeting and Proxy Statement, we urge you to complete, sign, date and return a proxy card promptly.  You may also complete a proxy by telephone or via the Internet in accordance with the instructions listed on the proxy card.  If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 17 Battery Place South, 8th Floor, New York, NY 10004.

Your vote is very important, and we will appreciate a prompt return of your proxy by mail, telephone or the Internet.  We hope to see you at the meeting.

Cordially,

Jeffrey Jacobson
Chairman, President and
Chief Executive Officer

PRESSTEK, INC.
10 Glenville Street
Greenwich, Connecticut 06831
Telephone: (203) 769-8056
Fax: (203) 769-8099

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held Thursday, June 2, 2011 at 3:00 P.M.

To the Stockholders of PRESSTEK, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Presstek, Inc.  (the “Company” or “Presstek”) will be held on Thursday, June 2, 2011, commencing at 3:00 P.M. local time, at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York, to consider and to vote upon the following proposals:

1.     To elect a Board of seven directors to serve until the next Annual Meeting of Stockholders;

2.     To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firmfor the fiscal year ended December 31, 2011;

3.     To consider and approve an advisory resolution regarding the compensation of the Company’s namedexecutive officers;

4.     To consider and act upon an advisory vote on the frequency at which the Company should include anadvisory vote regarding the compensation of the Company’s named executive officers in its proxystatement for shareholder consideration;

5.     To approve the Presstek, Inc. 2008 Omnibus Incentive Plan, as Amended and Restated; and

6.     To transact such other business as may properly come before the Annual Meeting of Stockholders and anyadjournment or postponement thereof.

Internet Availability of Proxy Materials

Under rules of the Securities and Exchange Commission, we furnish proxy materials on the Internet. Instructions on how to access and review the proxy materials on the Internet can be found on the Notice of Internet Availability of Proxy Materials (the “Notice”) sent to certain of our stockholders of record. The Notice will also include instructions for stockholders on how to access the proxy card to vote over the Internet, by mail or telephone.

Only stockholders of record at the close of business on April 5, 2011 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment or postponement thereof.

By order of the Board of Directors,

James R. Van Horn
Vice President, General Counsel and Secretary
April 21, 2011

PRESSTEK, INC.

 PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, June 2, 2011

This proxy statement is being furnished to holders of common stock, $.01 par value per share (the “Common Stock”) of Presstek, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of the Company’s stockholders to be held on Thursday, June 2, 2011, commencing at 3:00 P.M. local time, and at any adjournment or postponement thereof (the “Annual Meeting”).  The Annual Meeting is to be held at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York.  The Company’s Annual Report on Form 10-K, containing audited consolidated financial statements for the fiscal year ended January 1, 2011 (“fiscal 2010”), is being furnished contemporaneously with this proxy statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting.  This proxy statement and the accompanying form of proxy were first furnished to stockholders on or about April 21, 2011.

Presstek’s address is 10 Glenville Street, Greenwich, Connecticut 06831.

Q:	What is the purpose of the Annual Meeting?
A:	At the Annual Meeting, the Company’s stockholders will be asked to vote on the matters listed in the accompanying notice of Annual Meeting, namely:

1. the election of seven directors;
2. the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011;
3. the consideration and approval of an advisory resolution regarding the compensation of the Company’s named executive officers;
4. the consideration of an advisory vote on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy   statement for stockholder consideration;
5. the consideration and approval of the Presstek, Inc. 2008 Omnibus Incentive Plan, as Amended and Restated; and
6. such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Q:	Who is entitled to vote?
A:
Stockholders as of the close of business on the record date, April 5, 2011, are entitled to vote their shares of our Common Stock.  Each outstanding share of Common Stock is entitled to one vote.  At the close of business on the record date, there were 37,269,361 shares of our Common Stock outstanding.  The Company has no other voting securities issued and outstanding.  Proxies in the accompanying form, properly executed and returned to the management of the Company by mail, telephone or the Internet, and not revoked, will be voted at the Annual Meeting.  Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notice of revocation of the proxy delivered to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

Q:	How many shares must be present to hold the meeting?
A:
A quorum must be present at the meeting for business to be conducted.  The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock as of the Record Date, is necessary to establish a quorum for the transaction of business at the Annual Meeting.

Q:	What if a quorum is not present at the meeting?

A:
If a quorum is not present at the time of the meeting, the stockholders who are represented may adjourn the meeting until such time as a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Q:	How do I vote?
A:	You may vote in any of three ways:
* You may vote by mail if you complete, sign and date the accompanying proxy card and return it as directed. Your shares will be voted confidentially and in accordance with your instructions;
* You may vote by telephone or via the Internet in accordance with the instructions found on your proxy card; and

*    You may vote in person if you are a registered stockholder and attend the meeting and deliver your completed proxy card in person.  At the meeting, the Company will also distribute written ballots to registered stockholders who wish to vote in person at the meeting.  Beneficial owners of shares held in “street name” who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.
Internet and Electronic Availability of Proxy Materials
As permitted by the Securities and Exchange Commission (the “SEC ”), the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice ”) to certain stockholders of record. All  stockholders will have the ability to access the Proxy Statement, the proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011 as filed with the SEC on March 16, 2011 on a website referred to in the Notice or to request a printed set of these materials at no charge. Instructions on how to access these materials over the Internet or to request a printed copy may be found in the Notice.  In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.

Q:	How many votes does it take to approve the items to be voted upon?
A:
Directors are elected by a plurality of votes.  This means that, assuming a quorum is present at the meeting, director nominees will be elected if the nominees receive the greatest number of affirmative votes cast for the election of directors.  Proposal Numbers 2, 3  and 5 will be decided by a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting.  The choice receiving the plurality of votes on Proposal 4 regarding the frequency of stockholder voting on executive compensation will not be binding upon, but will be given due consideration by, the Board of Directors.  The Board may, however, also consider the number of votes cast for the other two choices and abstentions in making a decision on how frequently shareholders will vote on a non-binding advisory resolution on executive compensation.

Q:	Can I revoke my proxy before it is exercised?
A:	Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by using any of the following methods:
* by signing another proxy with a later date;
* by voting by telephone or via the Internet after the date and time of your last telephone or Internet vote; or
* if you are a registered stockholder, by giving written notice of such revocation to the Secretary of the Company prior to or at the meeting or by voting in person at the meeting.
Attendance at the meeting will not automatically revoke a previously granted proxy.

Q:	Who will count the votes?
A:	The Company will designate the Inspector(s) of the Vote for the Annual Meeting.
Q:	How will different types of votes be counted?
A:
Votes will be counted and certified by the Inspector(s) of the Vote.  Abstentions and “broker non-votes” (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum.  Because broker non-votes and abstentions are not considered to be votes cast, they will have no effect on the votes for the matters presented at the Annual Meeting.  The proxies received by the management of the Company will be voted in accordance with the instructions contained therein.  Unless otherwise stated, all shares represented by such proxy will be voted as instructed.  Proxies which are executed but which do not contain specific instructions will be voted FOR the matter in question, except that with respect to Proposal Number 4 on the frequency of shareholder vote on executive compensation, shares will be voted in favor of a triennial (every three years) vote.

Q:	Who is soliciting my proxy?
A:
This solicitation is being made by the Board of Directors of the Company.  The Company will bear all costs of soliciting proxies.  The Company may request its officers and regular employees to solicit stockholders in person, by mail, e-mail, telephone, telegraph and through the use of other forms of electronic communication.  In addition, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs.  Solicitation by the Company’s officers and regular employees may also be made of some stockholders in person or by mail, e-mail, telephone, telegraph or through the use of other forms of electronic communication following the original solicitation.  The Company may retain a proxy solicitation firm to assist in the solicitation of proxies.  The Company will bear all reasonable solicitation fees and expenses if such proxy solicitation firm is retained.

Q:	When are the stockholder proposals for the 2012 Annual Stockholders meeting due?
A:
If a stockholder would like a proposal to be included in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders, the stockholder must (i) submit the proposal in writing and addressed to the Company’s Secretary no later than December 23, 2011, and (ii)  satisfy the conditions established by the Securities and Exchange Commission and the Company’s Certificate of Incorporation and Bylaws for stockholder proposals in order for the proposition to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such Annual Meeting.  Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

After the December 23, 2011 deadline, a stockholder may submit a nomination for director or present a proposal suitable for stockholder action at the Company’s 2012 Annual Meeting if it is submitted to the Company’s Secretary at the address set forth below, although the Company is not obligated to present the matter or nominee in its proxy statement.  Our proxy for the 2012 Annual Meeting will give discretionary authority to the proxy holders to vote on all proposals we receive after March 7, 2012.

Any such stockholder proposal or director nomination should be submitted in accordance with the Company’s Certificate of Incorporation and Bylaws to Presstek, Inc., 10 Glenville Street, Greenwich, Connecticut 06831, Attention: Secretary of the Company.

Q:	What other information about the Company is available?
A:
Interested parties may submit a request to the Secretary of the Company at the address above for a copy of the Company’s Annual Report on Form 10-K be sent to them by mail.  This and other important information about the Company is also available on our Web site at www.presstek.com.

PROPOSAL 1

ELECTION OF DIRECTORS

The directors of the Company are elected annually and hold office until the next annual meeting of stockholders and until a successor, if applicable, is elected and qualified or until the director’s earlier resignation or removal.

The Board currently consists of seven directors.  The Board recommends to the stockholders that the seven persons listed below, each of whom is currently serving as a director of the Company, be elected to hold office until the next annual meeting of stockholders and until their respective successors, if applicable, are elected and qualified or until their earlier resignation or removal.  The proxies granted by stockholders will be voted for the election as directors of the Company of such persons listed below, unless a proxy specifies that it is not to be voted in favor of a particular nominee or nominees.  Proxies cannot be voted for a greater number of persons than the number of nominees listed below.  In the event any of the nominees listed below are unable to serve, it is intended that the proxy will be voted for such other nominees, if any, as are designated by the Board.  Each of the persons named below has indicated to the Board that he will be available to serve, and the Board knows of no reason why such nominee is unwilling or unable to serve.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE ELECTION OF ALL OF THE NOMINATED DIRECTORS

Director Nominees

The nominees for director and their ages are the following:

Name                                                  Age                                                                                  Position
Edward E. Barr 74	Lead Director
Jeffrey A. Cook 56	Executive Vice President, Chief Financial Officer and a Director
Daniel S. Ebenstein 68	Director
Stanley E. Freimuth 64	Director
Jeffrey Jacobson 51	Chairman, President, Chief Executive Officer and a Director
Steven N. Rappaport 62	Director
Donald C. Waite, III 69	Director

Edward E. Barr has been a director since September 4, 2008 and our Lead Director since June 2009.  From 1998 until his retirement in 2003, he served as Chairman and Chief Executive Officer of Sun Chemical Group B.V., the holding company of Sun Chemical Corporation and its other interests. He served as President of Sun Chemical Corporation from 1975 to 1982 and Chairman and President of Sun Chemical Corporation from 1987 to 1998. From 1982 to 1987 Mr. Barr was Chief Executive Officer and Partner of Courtaulds plc.  He also served as a board member and as Chairman of Kodak Polychrome Graphics, a $1.7 billion global joint venture between Sun Chemical Corporation and Kodak.  Mr. Barr is a member of the Board and Audit Committee of United Water Resources, where he served as Chairman from 2003 to 2008.  He also served as a director and member of the audit committee of Sequa Corporation, a diversified industrial company, from 2004-2008.  Our Board believes Mr. Barr is qualified to be a director because he has executive management experience as former Chairman and CEO of Sun Chemical Corporation and possesses industry expertise gained from his tenure at Sun Chemical. He also has Board leadership experience and financial management expertise.

Jeffrey A. Cook was appointed Senior Vice President, Chief Financial Officer in February 2007 and appointed Executive Vice President in February 2008. On November 4th, 2009 he was elected to the Presstek Board of Directors.  From July 2005 until February 2007 he was self-employed. Prior thereto, he served as Senior Vice President and Chief Financial Officer of Kodak Polychrome Graphics, a joint venture between Kodak and Sun Chemical Corporation.  Mr. Cook has over 30 years of financial management experience, including 17 years with General Electric. Our Board believes Mr. Cook’s lengthy industry experience in senior financial and other management positions qualifies him to serve as a member of our Board.

Daniel S.  Ebenstein has been a director of the Company since November 1999.  Since 1968, Mr. Ebenstein has been practicing intellectual property law at the New York law firm of Amster, Rothstein & Ebenstein LLP and has been a partner of that firm since 1972. Mr. Ebenstein has extensive experience in all aspects of intellectual property law, across a broad spectrum of technologies. Our Board believes Mr. Ebenstein is qualified to be a director because he possesses significant experience in the field of intellectual property law and because of his management experience as part of his law firm’s leadership team.

Stanley E. Freimuth has been a director of the Company since November 2009.  Since April 2007, he has served as Chairman and Executive Director of Tracer Imaging LLC, which markets and produces lenticular printed products depicting three-dimensional imagery.  From September 2004 until March 2007 he served as Senior Executive Vice President and Chief Administrative Officer of Fujifilm USA; from 2000 to 2004 he served as Chief Operating Officer and Executive Vice President of Fujifilm USA. From 2000 to 2007 he served on the Board of Fujifilm USA.  From 1983 until 2000 he served as head of Fujifilm’s United States Graphic Systems Division.  He is a former Board member and Chairman of NPES, the association for suppliers of printing, publishing and converting technologies.  Mr. Freimuth is a board member of the New York University Graphic Communications Management and Technology Advisory Board.  Our Board believes Mr. Freimuth is qualified to be a director because of his lengthy leadership and industry experience at Fujifilm’s United States Graphic Systems Division and at Fujifilm USA.

Jeffrey Jacobson was appointed President and Chief Executive Officer and a director of the Company in May 2007, and added the title of Chairman on January 1, 2009. From April 2005 until April 2007, he was a Corporate Vice President and the Chief Operating Officer of Kodak’s Graphic Communications Group, a division formed by the integration of six different Kodak companies into a $3.6 billion global enterprise. From April, 2000 through April, 2005, Mr. Jacobson served as Chief Executive Officer of Kodak Polychrome Graphics, a $1.7 billion global joint venture between Sun Chemical Corporation and Kodak. In all, Mr. Jacobson has 24 years of experience in the graphic arts industry. Mr. Jacobson is a board member of the New York University Graphic Communications Management and Technology Advisory Board.  Our Board believes Mr. Jacobson’s lengthy executive leadership and industry experience qualifies him to serve as a member of our Board.

Steven N.  Rappaport has been a director of the Company since November 2003.  Since July 2002, Mr. Rappaport has been a partner of Lehigh Court, LLC and RZ Capital, LLC, private investment firms that also provide administrative services for a limited number of clients.  Mr. Rappaport is currently serving as an independent director and audit committee member with respect to a number of investment portfolios, of which Credit Suisse serves as the investment adviser under the Investment Companies Act of 1940.  Eighteen of the funds are open-end funds and Mr. Rappaport is the Chairman of these funds.  Two of the funds are closed-end funds, whose shares are currently listed on the American Stock Exchange.  He also serves as an independent director and audit committee member of five closed-end funds advised by Aberdeen Investment Trust, whose shares are listed on the American Stock Exchange.  Mr. Rappaport also serves on the Board of iCad, Inc., a NASDAQ-listed company, and is Chairman of its Audit Committee. He serves as a director of a number of for profit private businesses, and is a member of the Board of Trustees of Washington University in St. Louis. Our Board believes Mr. Rappaport is qualified to be a director because he possesses a strong financial and financial management background, as well as extensive experience serving as a member of public company Audit Committees and as an Audit Committee financial expert as defined in the Sarbanes-Oxley Act.

Donald C.  Waite, III has been a director of the Company since July 2002.  Since February 2002, Mr. Waite has been the Director of the Executives-in-Residence Program and an Adjunct Professor at Columbia Graduate School of Business.  Mr. Waite was employed as an executive with McKinsey & Company, an international management consulting firm, from 1966 until his retirement in February 2002.  He remains a member of the McKinsey Investment Committee.  From June 1996 to February 2002, Mr. Waite was one of the three members of McKinsey’s Office of the Managing Director, and Chairman of McKinsey’s Investment Committee and Compensation Committee.  Mr. Waite is a Director Emeritus of McKinsey & Company.  He sits on the Board of Overseers of the Columbia Graduate School of Business. He is a member of the board of directors and serves as Lead Director of Guardian Life Insurance Company of America; and he serves on the board of directors of Information Services Group, Inc., a sourcing advisory firm. Our Board believes Mr. Waite is qualified to be a director because he has executive management experience as an executive of one the largest management consulting firms in the world. As a leader in this consulting firm, he also gained valuable experience in assisting management teams to improve performance.

COMPENSATION OF DIRECTORS

As compensation for services as a director, each non-employee director of the Company receives the following compensation:

•
Upon joining the Board, each new non-employee director is granted an option to purchase 25,000 shares of Common Stock at an exercise price per share equal to the closing price of our Common Stock on the date the option is granted.  These options are fully exercisable on the first anniversary of the date of grant.

•
Non-employee directors are paid an annual retainer of $22,500 on the first business day of July of each year. Directors who join the Board between Annual Meetings receive a pro-rated cash retainer. The Lead Director receives an additional retainer of $50,000; the Chairman of the Audit Committee receives an additional retainer of $7,500; the Chairman of the Compensation Committee receives an additional retainer of $5,000; and the Chairman of the Nominating and Governance Committee receives an additional retainer of $5,000. Board members may elect to receive all or a portion of the Board and/or any Committee Chair retainer in the form of shares of Common Stock or in the form of non-qualified stock options, which is valued by taking the amount of the retainer and dividing it by the value per option (using the Black-Scholes valuation or some similar method).  The exercise price per share for stock options is the closing price of the Common Stock on NASDAQ on the first business day of July or the date on which the applicable retainer is otherwise payable.  All stock and options are issued pursuant to the 2008 Omnibus Incentive Plan.  All stock options that are issued in lieu of the retainers for Board, Lead Director and/or Committee Chair service vest immediately and are exercisable for a period of ten years from the date of grant, regardless of whether the Board member remains on the Board.  During 2010 all non-employee members of the Board elected to receive their Board, Lead Director and Committee Chair retainers, as applicable, in the form of non-qualified stock options.

•
On the Company’s first business day of July, each non-employee director is granted an option to purchase 15,000 shares of Common Stock at an exercise price per share equal to the closing price of our Common Stock on that date.  These options are fully exercisable on the first anniversary of the date of grant.  The exercisability of the options accelerate in the event of a change in control of the Company.

•
Compensation for attendance at meetings in the amount of: (i) $1,500 for each in-person meeting of the Board; (ii) $500 for each telephonic meeting of the Board; (iii) $1,000 for each meeting of the Compensation Committee and Nominating and Governance Committee; and (iv) $1,500 for each meeting of the Audit Committee.

In addition to the option grants described herein, directors of the Company are generally eligible to be granted stock options or stock-based awards under the 2008 Omnibus Incentive Plan.  The Board or the Compensation Committee has discretion to determine the number of shares subject to each award, the exercise price and other terms and conditions thereof. The 2008 Omnibus Incentive Plan provides for the grant of any or all of the following types of awards: (i) stock options; (ii) stock issuances; and (iii) other equity interests in the Company.

Mr. Jacobson and Mr. Cook do not receive any additional compensation for serving on the Board.

The following table sets forth the cash compensation earned and accounting cost of options to purchase Common Stock granted to all persons who served as a non-employee director of the Company in fiscal 2010.  Fees earned that were paid in the form of stock options are detailed in the notes to the table.

Director	Fees Earned or Paid in Cash ($)(1)	Options Awards ($)(2)	Total ($)
Edward E. Barr	$14,500	$105,840	$120,340
Daniel S. Ebenstein	9,500	92,586	102,086
Stanley E. Freimuth	19,000	55,750	74,750
Dr. Lawrence Howard	7,000	0	7,000
Steven N. Rappaport	17,000	95,067	112,067
Donald C. Waite, III	19,000	92,586	111,586

(1)
This column reports the amount of cash compensation earned in fiscal 2010 for Board and Committee meetings attended.  During 2010 all Board members elected to receive their Board, Committee Chair and Lead Director retainers, as applicable, in the form of non-qualified stock options.  Dr. Howard retired from the Board effective on June 1, 2010.

(2)
The dollar amounts in this column represent the compensation cost, adjusted as described below, recorded in our audited financial statements for fiscal 2010 of Common Stock option awards made to the directors.  These amounts for Option Awards have been calculated in accordance with FASB ASC Topic 718 disregarding the estimates of forfeiture and using the Black Scholes option-pricing model.  Assumptions used in the calculation of these amounts are included in Note 15 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2011. During 2010 all Board members elected to receive their Board, Committee Chair and Lead Director retainers, as applicable, in the form of non-qualified stock options instead of cash.  On September 30, 2010 certain non-qualified stock options outstanding under the Company’s 2003 Stock Option and Incentive Plan (the “2003 Plan”) were re-priced.  Messrs. Ebenstein, Rappaport and Waite each held stock options for 52,500 shares of Common Stock outstanding under the 2003 Plan, with grant dates ranging from July 1, 2004 to July 2, 2007, and with per share exercise prices ranging from $7.89 per share to $11.52 per share.  The exercise prices on these options were modified to $2.19 per share, which was the closing price of the Common Stock on September 30, 2010, the date of the re-pricing.  The compensation cost relating to the re-pricing recorded in the financial statements for fiscal 2010, as described above, is reflected in the Option Awards column.  The number of stock options held by the Company’s non-employee directors both currently and at the end of fiscal 2010 is as follows:  Edward E. Barr – 91,866; Daniel S. Ebenstein – 134,741; Stanley E. Freimuth – 50,015; Steven N. Rappaport – 177,381; Donald C. Waite, III – 172,390.

BOARD OF DIRECTORS’ MEETINGS

During fiscal 2010, the Board of Directors held seven meetings.  During the year, each of the Company’s directors attended at least seventy-five percent of the aggregate of the total number of meetings of the Board of Directors and of the total number of meetings of all committees on which each director served.  In fact, all Board members attended 100% of Board meetings and meetings of Committees on which each director served.  Additionally, all of the directors then serving attended the Annual Meeting of Stockholders in 2010.  Directors are encouraged to attend the annual meeting of stockholders but are not required to do so.

BOARD OF DIRECTORS AND COMMITTEE INDEPENDENCE

The Board has determined, in accordance with Nasdaq Marketplace Rule 4200(a)(15), that each of the following directors is an “independent director” as such term is defined in Nasdaq listing standards: Messrs. Barr, Ebenstein, Freimuth, Rappaport and Waite.  The Board of Directors has also determined that each member of the three standing committees of the Board meet the independence requirements applicable to those committees prescribed by Nasdaq.

COMMUNICATIONS WITH THE BOARD

The Company provides a process for stockholders to send communications to the Board.  Information regarding stockholder communications with the Board can be found on the Company’s Web site at http://www.presstek.com/about-investor-hotline.htm.

AUDIT COMMITTEE

The Company has an Audit Committee of the Board established in accordance with section 3(a)(58)(A) of the Securities Act of 1934, as amended.  The Audit Committee, which oversees the audit and financial procedures of the Company, is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm.  The Audit Committee is currently comprised of Mr. Rappaport as Chair and Messrs. Freimuth and Waite.  The Company’s Board of Directors has determined that Mr. Rappaport, who qualifies as an independent director under Nasdaq listing standards, is also “an audit committee financial expert” as such term is defined by a regulation of the Securities and Exchange Commission (“SEC”).  The Audit Committee held six meetings during fiscal 2010.  The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s Web site at www.presstek.com.  The Audit Committee chairperson reports on Committee actions and recommendations at Board meetings.

NOMINATING AND GOVERNANCE COMMITTEE

The Company has a Nominating and Governance Committee of the Board, which is comprised of Mr. Ebenstein as Chair and Messrs. Barr and Rappaport.  The Nominating and Governance Committee held three meetings during fiscal 2010.  The Board has adopted a written charter for the Nominating and Governance Committee, which is available on the Company’s Web site at www.presstek.com.

The Nominating and Governance Committee makes recommendations to the Board regarding the size and composition of the Board and is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current size and make-up of the Board.  This assessment includes issues of diversity in numerous factors such as age, understanding of and achievements in manufacturing, technology, finance and marketing and international experience.  These factors, and any other qualifications considered useful by the Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.  As a result, the priorities and emphasis of the Nominating and Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members.  The Committee establishes procedures for the nomination process and recommends candidates for election to the Board.  The Nominating and Governance Committee chairperson reports on Committee actions and recommendations at Board meetings.

Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates.  The Board is committed to a diversified membership, in terms of both the individuals involved and their various experiences and areas of expertise. The Company's Corporate Governance Guidelines provide that Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company's stockholders. The Guidelines further provide that character, judgment, business acumen, as well as printing and publishing, financial and other significant business experience are among the relevant criteria for Board membership.  The Board does not, however, have a formal policy with respect to diversity in identifying or selecting nominees for the Board, but in evaluating nominees, the Board assesses the background of each candidate in a number of different ways including how the individual's qualifications complement, strengthen and enhance those of existing Board members as well as the future needs of the Board.  In general, candidates for nomination to the Board are suggested by Board members or by management.   In fiscal year 2010, Presstek did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. The Nominating and Governance Committee will consider candidates who are proposed by stockholders and the Committee has from time to time received unsolicited candidate proposals from stockholders.  The Committee evaluates candidates proposed by stockholders using the same criteria as used for other candidates.  A stockholder seeking to recommend a prospective nominee for the Nominating and Governance Committee’s consideration should submit the candidate’s name and qualifications to Presstek, Inc., 10 Glenville Street, Greenwich, Connecticut 06831, Attention: Corporate Secretary.

THE COMPENSATION COMMITTEE

The Company has a Compensation Committee of the Board (the “Compensation Committee”), which is currently comprised of Mr. Waite as Chair and Messrs. Barr and Freimuth.  The Board has adopted a written charter for the Compensation Committee, which is available on the Company’s Web site at www.presstek.com.  The Compensation Committee held five meetings during fiscal 2010.  The Compensation Committee sets the compensation of the executive officers of the Company and makes recommendations to the Board regarding the compensation of the members of the Board.  Generally, management is not involved in the setting of compensation for the executive officers, except that the Chief Executive Officer participates in discussions related to compensation for all other executive officers.  The Compensation Committee is comprised entirely of non-employee directors.  The Compensation Committee chairperson reports on Committee actions and recommendations at Board meetings.  The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist the Compensation Committee.  In fiscal 2007, the Compensation Committee retained Pearl Meyer & Partners as a compensation consultant to provide the Committee with independent analysis and competitive market data in connection with the Committee’s negotiation of a compensation arrangement with Mr. Jacobson, who joined the Company in May 2007 as President and Chief Executive Officer. In fiscal 2008, the Committee used compensation survey data acquired from Radford Consulting in connection with the benchmarking of executive positions.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

As noted in the Company's Corporate Governance Guidelines, the Board does not have a policy with regard to whether the role of the Chairman and Chief Executive Officer should be separate or combined, or whether the Chairman should be selected from the independent Directors or be an employee. The Board believes that it is desirable to have the flexibility to decide whether the roles of Chairman of the Board and Chief Executive Officer should be combined or separate in light of the Company's circumstances from time to time. The Board currently combines the role of Chairman of the Board with the role of Chief Executive Officer. The Board believes this currently provides an efficient and effective leadership model for the company. The Company's independent directors, currently led by Lead Director Barr, bring experience, oversight and expertise from outside the company and both inside and outside the industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.  The responsibilities of the Lead Director as established by the Board include, but are not limited to:  assisting the Chairman in the setting of agendas for Board meetings; in the absence of the Chairman, chairing meetings of the Board; chairing meetings of independent Board members; in consultation with the Chairman, ensuring that information requested by Board members or Board committees is provided; and representing the independent directors in discussions with management on corporate governance issues and other matters.

The Audit Committee takes the lead in overseeing risk management at the Board level. The Audit Committee periodically reviews the Company's risk assessment and management, including the areas of internal auditing and financial controls, and the Committee assesses the risk of litigation and legal compliance matters as they relate to the Company’s financial statements. The Committee also receives reports from management and other advisors, including periodic risk assessment surveys by internal audit covering a broad range of business risks. Although the Board's primary risk oversight is performed by the Audit Committee, the full Board also periodically receives information about the Company's risk management and the most significant risks that the Company faces. In addition to ongoing compliance efforts, the Board encourages management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations.

EXECUTIVE OFFICERS

Executive officers serve at the discretion of the Board until their successors have been duly elected and qualified or until their earlier resignation or removal.  The current executive officers of the Company and their ages are:

Name	Age	Position

Jeffrey Jacobson	51	Chairman, President, and Chief Executive Officer
Jeffrey A. Cook	56	Executive Vice President and Chief Financial Officer
Kathleen G. McHugh	52	Vice President and Chief Marketing Officer
Guy Sasson	44	President, Europe, Africa, and Middle East Region
James R. Van Horn	55	Vice President, General Counsel and Secretary

Biographical information for Messrs. Jacobson and Cook can be found above in the section entitled “Election of Directors”.

Kathleen G. McHugh was appointed Vice President and Chief Marketing Officer in May 2008.  From August 2007 to May 2008 she served as Vice President and Regional Business Manager for the United States and Canada, Prepress Solutions at the Graphic Communications Group of Eastman Kodak Company (GCG).  From June 2005 until August 2007 she served as Vice President-Global Marketing, Prepress Solutions for GCG. From November 2003 until June 2005 she served as Staff Vice President of Business Strategy Kodak Polychrome Graphics (KPG).  Prior thereto she served as Vice President of Marketing of the United States and Canada for KPG.

Guy Sasson was appointed President of Presstek’s Europe, Africa, and Middle East Region in January 2009. Mr. Sasson’s background includes a decade of key international roles at Kodak’s Graphics Communications Group (“KGCG”) and Kodak Polychrome Graphics, a joint venture between the Eastman Kodak and Sun Chemical companies. In his most recent assignment Mr. Sasson served as Vice President of Service and Support of KGCG’s Europe, Middle East and Africa region. He is focused on expanding Presstek’s presence in this region.

James R. Van Horn was appointed Vice President and General Counsel of the Company in October 2007 and Secretary in December 2007.  From January 2007 until October 2007 he served as a consultant to Sun-Times Media Group, Inc.  From March 2004 to January 2007 he served as Vice President, General Counsel and Secretary of Sun-Times Media Group, Inc.  Prior thereto he served as Chief Administrative Officer, General Counsel and Secretary of NUI Corporation.

EXECUTIVE COMPENSATION

Discussion of Executive Compensation

Compensation Philosophy and Objectives

The Company’s compensation philosophy is to provide a total compensation package that motivates management to profitably achieve our strategic growth and annual operating objectives and enables us to attract and retain talented executives.

We seek to align management’s interests with those of our stockholders by using equity-based long-term incentive awards.  These awards generally consist of stock options that vest over time, and serve not only as a retention tool, but also as a means to encourage enhanced performance of our Common Stock since executives obtain the opportunity for financial rewards only when the stock price increases.  The Company’s philosophy is to base a significant portion of targeted annual cash incentive awards upon our annual performance against pre-established financial targets, so that executives receive greater incentive payments when the Company achieves its financial goals.

We seek to motivate management to achieve growth and operating objectives by designing compensation programs that reward the achievement of pre-determined performance objectives in areas that the Committee believes are critical to the Company’s success.

We seek to attract and retain talented executives by ensuring that the compensation opportunities provided to them are competitive in relation to similar positions at comparable organizations and by ensuring retention through time-vested equity-based incentive awards.  We do this by using compensation survey data for the relevant position, including levels within different elements of compensation (base salary, annual bonus, long-term incentives and fringe benefits), to make sure that the compensation package that we provide to an executive has a total value that is at least near the mid-point for total compensation within the applicable survey data, and that the various elements of compensation for the position present an appropriate mix for the position.

Components of the Compensation Program

The Company’s executive compensation program is comprised of the following components, in support of our executive compensation philosophy.

Base Salary. Base salary is based upon competitive market data derived from compensation surveys, as well as compensation information derived from search firms in connection with the Company’s recruitment of new executives.  Our objective is to pay competitive base salaries in order to attract and retain talented executives.  Increases in base salary are used to reward performance and/or to address changes in the market with respect to the competitive salary for a particular position.

Annual Incentive Program. Annual cash bonus opportunities for executives are based upon the achievement of targeted performance levels in specific categories.  Bonus targets, expressed as a percentage of base salary, are established for each executive by the Compensation Committee, with reference to benchmarking data for comparable positions.  Bonus targets for Mr. Jacobson are established in his employment agreement.  These incentives are designed to reward performance and to provide market competitive compensation opportunities to executives.  The Committee retains the discretion to reward achievement in the absence of meeting specific performance objectives if it deems such discretionary payments are warranted under the circumstances.

Long-Term Incentive Program. Time-vested equity compensation in the form of stock options and other equity based awards provided to executives are intended to reward performance, to serve as a retention tool, to align the interests of management with those of stockholders and to provide market competitive compensation opportunities to executives.  The level of awards granted by the Compensation Committee are determined with reference to benchmarking data for each executive position, with input from the Chairman, President and Chief Executive Officer with respect to executives other than himself.  The Board of Directors has adopted an Equity Award Policy and Procedures relating to the awarding of equity awards.  If at the time proposed for an award the Company possesses material non-public information, the policy provides that awards will not be granted if the Compensation Committee reasonably anticipates that promptly following the grant the Company will release material information that it believes would result in an increase in the Company’s stock price. While the policy provides for the granting of equity awards by unanimous written consent of the Compensation Committee, the policy also expresses the desire of the Board that awards shall be made at meetings of the Committee, either in person or by telephone; all awards made by the Compensation Committee since the adoption of the policy in December 2007 have been made at meetings of the Committee.

Benefits/Perquisites. We provide executives with generally the same benefits as those provided to all other salaried employees, such as health and dental insurance, life insurance, short- and long-term disability, 401(k) plan, and an employee stock purchase plan. In addition, we also provide certain executives, including the named executive officers, with a car allowance and reimbursement of gas expenses.

In addition, as described below in this proxy statement under the headings “Discussion Concerning Summary Compensation Table” and “Potential Payments Upon Termination Or Change In Control” we provide executive officers benefits in the event of a change in control and employment termination other than for cause under employment and severance agreements, stock grant agreements accompanying individual grants, and/or benefit plans available to employees generally. The amount the Company will pay under these arrangements is determined under the terms of the individual arrangements.  These agreements help us to attract talented executives, reduce the potential for employment litigation and avoid the loss of our executives to our competitors and other companies.

Compensation Committee

The current members of the Committee are Donald C. Waite, III (Chairman), Edward E. Barr and Stanley E. Freimuth.  The Committee’s charter charges it with various duties and responsibilities, including responsibility for establishing annual and long-term performance goals for the Company’s officers, including the compensation and evaluation of the performance of executive officers.  The Committee’s charter is reviewed annually and can be found on our website at www.presstek.com. The three primary elements of compensation for the named executive officers (annual base salary, long-term incentives and annual bonus) are considered by the Committee at least once each year.

Management’s Role in Compensation

The Chairman, President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer and the Vice President, General Counsel and Secretary often attend Committee meetings to present matters for consideration by the Committee and to answer questions regarding those matters.

The Chairman, President and Chief Executive Officer recommends to the Committee increases or changes in compensation for executive officers other than himself, based on his assessment of each individual’s performance, contribution to the Company’s results, potential for future contributions to our success and market information.  The Committee meets in executive session without any members of management present to review the performance and compensation of the Chairman, President and Chief Executive Officer, to evaluate compensation proposals made by management and to make decisions with respect to these proposals.  The Committee has ultimate responsibility for approving and setting compensation levels for the Company’s executive officers, other than the Chief Executive Officer, with respect to whom the Committee makes recommendations to the full Board.

Compensation Consultants

The Committee uses the services of compensation consultants from time to time.

Summary Compensation Table For Fiscal 2010 And Fiscal 2009

The following table sets forth the information required by SEC Regulation S-K Item 402 as to the compensation paid or accrued by us for the fiscal years ended January 1, 2011 (“fiscal 2010”) and January 2, 2010 (“fiscal 2009”) by our Chief Executive Officer and the four other most highly paid executive officers in fiscal 2010 (collectively, the “named executive officers”).  We are voluntarily providing information with respect to four other executive officers rather than the two as permitted by SEC rules applicable to “smaller reporting companies.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards _($)(2)_	Option Awards ($)(2)	All Other Compensation _____($)(3)___	Total ($)
Jeffrey Jacobson, Chairman, President and Chief Executive Officer	2010 2009	648,463 633,006	-- --	350,000 --	725,368 --	17,182 20,291	1,741,013 653,297
Jeffrey A. Cook, Executive Vice President and Chief Financial Officer	2010 2009	311,924 305,000	-- --	115,000 --	283,431 --	16,747 17,776	727,602 322,776
Kathleen G. McHugh, Vice President and Chief Marketing Officer	2010 2009	234,998 234,998	-- --	47,000 --	151,164 --	15,849 13,509	449,001 248,507
Guy Sasson, President, Europe, Africa, and Middle East Region (4)	2010 2009	240,714 240,714	-- --	51,217 --	120,629 151,425	41,366 66,381	453,926 458,520
James R. Van Horn, Vice President, General Counsel and Secretary	2010 2009	269,923 263,000	-- --	73,250 --	153,460 --	17,628 18,043	514,261 281,043

(1)  Bonuses paid with respect to fiscal 2010 were paid in shares of the Company’s Common Stock, after the application of tax withholding.  As required by the applicable SEC rules, these bonus amounts are reflected in the Stock Awards column.

(2)  The dollar amounts in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of these awards to the named executive officers. These amounts for Option Awards have been calculated in accordance with FASB ASC Topic 718 disregarding the estimates of forfeiture and using the Black Scholes option-pricing model.  Assumptions used in the calculation of these amounts are included in Note 15 to our audited financial statements included in our Annual Reports on Form 10-K for the fiscal years ended January 1, 2011 and January 2, 2010.  On September 30, 2010 certain non-qualified stock options outstanding under the Company’s 2003 Stock Option and Incentive Plan (the “2003 Plan”) were re-priced.  Messrs. Cook and Van Horn and Ms. McHugh each held stock options that were issued under the 2003 Plan, with grant dates ranging from February 27, 2007 to June 11, 2008, and with per share exercise prices ranging from $5.97 per share to $6.42 per share.  The exercise prices on these options were modified to $2.19 per share, which was the closing price of the Common Stock on September 30, 2010, the date of the re-pricing.  The compensation cost relating to the re-pricing recorded in the financial statements for fiscal 2010, as described above, is reflected in the Option Awards column.

(3) The compensation represented by the amounts for 2010 set forth in the All Other Compensation column for the named executive officers are detailed in the following table.

Name	Life Insurance ($)(a)	Pension Contributions (b)	Automobile Allowance ($)(c)	Other Benefits ($)(d)
Jeffrey Jacobson	1,863	--	12,000	3,319
Jeffrey A. Cook	2,412	--	12,000	2,335
Kathleen McHugh	1,159	--	12,000	2,690
Guy Sasson (4)	5,435	30,499	5,432	--
James R. Van Horn	1,242	--	12,000	4,386

(a) Consists of Company-paid premiums for life insurance benefits.

(b) Represents pension contributions required by French law.

(c) Consists of amounts in respect of car allowances paid to each named executive officer.

(d) Consists of reimbursements of expenses for gasoline.

(4)   Amounts for Mr. Sasson in the Salary and All Other Compensation columns that were earned in euros have been converted at a rate of $1.3373 per €1.00, which was the exchange rate in effect on the last business day of fiscal 2010.

Discussion Concerning Summary Compensation Table

Employment Agreements

Employment Agreement with Mr. Jacobson.  We have entered into an amended and restated employment agreement with Mr. Jacobson.  The terms of this agreement that relate to his compensation and benefits are described below.  The terms that relate to termination and change in control are set forth in the section below entitled “Potential Payments Upon Termination or Change In Control.”

The Company and Mr. Jacobson entered into this amended and restated employment agreement on September 30, 2010 (referred to as the “effective date”).  The agreement provides for a three-year term of employment for Mr. Jacobson commencing on the effective date and ending on September 29, 2013, unless terminated sooner in accordance with the provisions thereof, and allows for renegotiation and extension of the employment term as long as either the Company or Mr. Jacobson does not notify the other party of the decision not to extend the agreement by March 30, 2013.  If the parties negotiate but fail to agree to the terms of an extended employment agreement by June 30, 2013, Mr. Jacobson’s employment will terminate as of September 29, 2013.

The agreement provides for the following compensation and benefits for Mr. Jacobson:

•	The agreement sets forth an annual base salary of $700,000, which will be reviewed at least annually. The base salary cannot be decreased without Mr. Jacobson’s consent.

•
The agreement provides that Mr. Jacobson is eligible to receive an annual discretionary bonus targeted at 100% of his annual base salary.  The target bonus will be paid based on Mr. Jacobson’s and/or the Company’s achievement of certain goals and objectives to be established by the Board or the Compensation Committee in consultation with Mr. Jacobson.

•
Pursuant to the agreement, on the effective date, Mr. Jacobson was granted an option to purchase 250,000 shares of our common stock (the “Initial Grant”) and, on January 3, 2011, Mr. Jacobson was granted an option to purchase an additional 250,000 shares of our common stock (the “Second Grant”).  The per share exercise price for these options will be determined by the closing price of a share of our common stock on (i) the effective date with respect to the Initial Grant, and (ii) January 3, 2011 with respect to the Second Grant.  The shares of common stock subject to these options vest as follows (subject to accelerated vesting as provided in the employment agreement or in the stock option agreement): one-third of the Initial Grant and one-third of the Second Grant will vest on September 30, 2011, one-third of the Initial Grant and one-third of the Second Grant will vest on September 30, 2012, and one-third of the Initial Grant and one-third of the Second Grant will vest on September 30, 2013, in each case subject to the terms and conditions of the stock option agreement.

•
Mr. Jacobson is also entitled to participate in any plan or arrangement of the Company relating to stock options, stock purchases, pension, thrift, profit sharing benefits, other benefits under qualified or nonqualified deferred compensation plans, group life insurance, medical coverage, education or any other employee benefits that the Company in its sole discretion may adopt and elect to make available to employees.  He is also entitled to a car allowance in the amount of $1,000 per month and reimbursement for gasoline, along with reimbursement for reasonable business expenses in accordance with Company policy.

Employment Agreement with Mr. Cook.  We have entered into an amended and restated employment agreement with Mr. Cook.  The terms of this agreement that relate to his compensation and benefits are described below.  The terms that relate to termination and change in control are set forth in the section below entitled “Potential Payments Upon Termination or Change In Control.”

The Company and Mr. Cook entered into this amended and restated employment agreement on September 30, 2010 (referred to as the “effective date”).  The agreement provides for a three-year term of employment for Mr. Cook commencing on the effective date and ending on September 29, 2013, unless terminated sooner in accordance with the provisions thereof, and allows for renegotiation and extension of the employment term as long as either the Company or Mr. Cook does not notify the other party of the decision not to extend the agreement by March 30, 2013.  If the parties negotiate but fail to agree to the terms of an extended employment agreement by June 30, 2013, Mr. Cook’s employment will terminate as of September 29, 2013.

The agreement provides for the following compensation and benefits for Mr. Cook:

•	The agreement sets forth an annual base salary of $335,000, which will be reviewed at least annually. The base salary cannot be decreased without Mr. Cook’s consent.

•
The agreement provides that Mr. Cook is eligible to receive an annual discretionary bonus targeted at 70% of his annual base salary.  The target bonus will be paid based on Mr. Cook’s and the Company’s achievement of certain goals and objectives to be established by the Board or the Compensation Committee in their sole discretion.  No such bonus will be payable to Mr. Cook with respect to any year during which his employment is terminated, regardless of the manner of such termination.

•
Pursuant to the agreement and in accordance with the terms of the Company’s 2003 Stock Option and Incentive Plan, the Company amended the per share exercise price of the stock option grant for 250,000 shares of our common stock provided to Mr. Cook on February 27, 2007 to a per share price equal to the closing price of a share of our common stock on the effective date.  All other terms and conditions of this stock option grant remain unchanged.

•
Mr. Cook is also entitled to participate in any plan or arrangement of the Company relating to stock options, stock purchases, pension, thrift, profit sharing benefits, other benefits under qualified or nonqualified deferred compensation plans, group life insurance, medical coverage, education or any other employee benefits that the Company in its sole discretion may adopt and elect to make available to employees.  He is also entitled to a car allowance in the amount of $1,000 per month and reimbursement for gasoline, along with reimbursement for reasonable business expenses in accordance with Company policy.

Employment Agreement with Mr. Sasson.  We have entered into an employment agreement with Mr. Sasson.  The terms of this agreement that relate to his compensation are described below.  The terms that relate to termination are set forth in the section below entitled “Potential Payments Upon Termination or Change In Control.”

The Company and Mr. Sasson entered into this employment agreement on October 28, 2008 with employment specified to commence on January 5, 2009.

The agreement provides for the following compensation and benefits for Mr. Sasson:

•	The agreement sets forth an initial base salary of €180,000, which will be reviewed at least annually. The base salary cannot be decreased without Mr. Sasson’s consent.

•
The agreement provides that Mr. Sasson will be entitled to an annual discretionary target bonus of up to 50% of his annual base salary.  The actual amount of the bonus will be based 60% on the Company’s performance and 40% on Mr. Sasson’s business performance to include revenue, gross profit, working capital and expenses.

•	Mr. Sasson is entitled to a monthly car allowance in the amount of €800 per month and reimbursement for reasonable business expenses in accordance with Company policy.

•
Mr. Sasson is also entitled to participate in benefit plans, including retirement, contingency and medical plans, to the extent any such plans are adopted by the Company and made available for the benefit of executives in France.

Employment Agreement with Mr. Van Horn.  We have entered into a new employment agreement with Mr. Van Horn.  The terms of this agreement that relate to his compensation and benefits are described below. The terms that relate to termination and change in control are set forth in the section below entitled “Potential Payments Upon Termination or Change In Control.”

The Company and Mr. Van Horn entered into this new agreement on September 30, 2010 (referred to as the “effective date”).  The agreement provides for a three-year term of employment for Mr. Van Horn commencing on the effective date and ending on September 29, 2013, unless terminated sooner in accordance with the provisions thereof, and allows for renegotiation and extension of the employment term as long as either the Company or Mr. Van Horn does not notify the other party of the decision not to extend the agreement by March 30, 2013.  If the parties negotiate but fail to agree to the terms of an extended employment agreement by June 30, 2013, Mr. Van Horn’s employment will terminate as of September 29, 2013.

The agreement provides for the following compensation and benefits for Mr. Van Horn:

•	The agreement sets forth an annual base salary of $293,000, which will be reviewed at least annually. The base salary cannot be decreased without Mr. Van Horn’s consent.

•
The agreement provides that Mr. Van Horn is eligible to receive an annual discretionary bonus targeted at 50% of his annual base salary.  The target bonus will be paid based on Mr. Van Horn’s and the Company’s achievement of certain goals and objectives to be established by the Board or the Compensation Committee in their sole discretion.  No such bonus will be payable to Mr. Van Horn with respect to any year during which his employment is terminated, regardless of the manner of such termination.

•
Pursuant to the agreement and in accordance with the terms of the Company’s 2003 Stock Option and Incentive Plan, the Company amended the per share exercise price of the stock option grant for 75,000 shares of our common stock provided to Mr. Van Horn on October 23, 2007 to a per share price equal to the closing price of a share of our common stock on the effective date.  All other terms and conditions of this stock option grant remain unchanged.

•
Mr. Van Horn is also entitled to participate in any plan or arrangement of the Company relating to stock options, stock purchases, pension, thrift, profit sharing benefits, other benefits under qualified or nonqualified deferred compensation plans, group life insurance, medical coverage, education or any other employee benefits that the Company in its sole discretion may adopt and elect to make available to employees.  He is also entitled to a car allowance in the amount of $1,000 per month and reimbursement for gasoline, along with reimbursement for reasonable business expenses in accordance with Company policy.

This summary of the employment agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the employment agreements.

Outstanding Equity Awards at End of Fiscal 2010

Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
Name	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jeffrey Jacobson	200,000 200,000 200,000 200,000 200,000 100,000	50,000 225,000 125,000 125,000	6.14 6.14 6.14 6.14 6.14 5.57 2.40 2.19 2.19	May 10, 2012 (1) January 1, 2013 (1) January 1, 2014 (1) January 1, 2015 (1) January 1, 2016 (1) September 16, 2018 January 4, 2020 September 30, 2020 September 30, 2020
Jeffrey A. Cook	166,666 50,000	83,334 25,000 112,500	2.19 5.57 2.40	February 27, 2017 (2) September 16, 2018 January 4, 2020
Kathleen G. McHugh	37,500 33,333	37,500 16,667 75,000	2.19 5.57 2.40	June 11, 2018 September 16, 2018 January 4, 2020
Guy Sasson	18,750	56,250 75,000	3.21 2.40	January 5, 2019 January 4, 2020
James R. Van Horn	56,250 33,333	18,750 16,667 75,000	2.19 5.57 2.40	October 23, 2017 September 16, 2018 January 4, 2020

Potential Payments Upon Termination or Change In Control

The Company has entered into employment agreements that will require the Company to provide compensation to the current named executive officers, Messrs. Jacobson, Cook, and Van Horn in the event of a termination of employment or a change in control of the Company.  The material provisions of these agreements are described below. In addition, the Company has agreed to make certain payments to Ms. McHugh and Mr. Sasson in the event of the termination of their employment other than for cause, and has agreed that all outstanding stock options will accelerate and become exercisable upon a change in control of the Company.

Termination Provisions of Employment Agreements with Messrs. Jacobson, Cook, and Van Horn

Termination Provisions of Mr. Jacobson’s Employment Agreement.  Under the terms of Mr. Jacobson’s amended and restated employment agreement, if his employment is terminated by the Company without cause, by him with good reason, due to his death or disability, or if either the Company or Mr. Jacobson provides the other party with notice of the decision not to extend the employment term by March 30, 2013, Mr. Jacobson shall be entitled to the following payments and benefits upon his termination of employment:

•	full vesting of all outstanding unvested stock options, restricted stock and other equity awards;

•
1.5 times the sum of Mr. Jacobson’s then annual base salary, target annual bonus for the year of termination (assuming that 100% of the performance goals are achieved), and discretionary bonus (if any) paid during the year immediately preceding the year in which such termination occurs (or, in the case of a termination due to Mr. Jacobson’s decision not to extend the employment term by March 30, 2013, 1.0 times Mr. Jacobson’s then annual base salary), payable in equal monthly installments over the 18-month period following employment termination; and

•
continued coverage for Mr. Jacobson and his family under the Company’s health plans during the period that he is receiving severance (unless comparable coverage becomes available to Mr. Jacobson from a new employer), with the Company continuing to pay its portion of the applicable premiums during this period; provided that in the event that Mr. Jacobson’s employment terminates due to his death, his immediate family will receive continued coverage under the Company’s health plans at the Company’s expense for the 18-month period following employment termination.

If Mr. Jacobson’s employment terminates because the parties negotiate but fail to agree to the terms of an extended employment agreement by June 30, 2013, Mr. Jacobson will be entitled to severance payments equal to 1.5 times his then annual base salary, payable in equal monthly installments over the 18-month period following employment termination.

If Mr. Jacobson terminates his employment for good reason in connection with a change in control of the Company or in the event that Mr. Jacobson dies or becomes disabled within six months of a change in control, in lieu of the severance payments described above, he will be entitled to receive a lump sum cash payment equal to 2.99 times the annual average (calculated from the date of his initial employment) of his annual base salary, target annual bonus (assuming that 100% of the performance goals are achieved for the year in which the change in control occurs and had been paid without pro-ration in that year) and discretionary bonus (if any) (assuming that the discretionary bonus for the year in which the change in control occurs equals the discretionary bonus (if any) paid during the year immediately preceding the year in which such change in control occurs (or, at his option, treated as if a discretionary bonus had been paid without pro-ration for the year in which the change in control occurs)), minus the amount of any severance payments he has already received.  The amount will be paid to him in a lump sum within 2-1/2 months following the end of the year in which occurs the later of the change in control or the first to occur of his termination of employment, death, or disability, to the extent permitted by Section 409A of the Code (or, if the change in control does not constitute a “change in control” within the meaning of Section 409A of the Code, the amount will be paid at the first to occur of any event following the change in control that would be a permissible distribution event under Section 409A of the Code).  In addition, upon the occurrence of a change in control, all equity awards held by Mr. Jacobson will vest in full.

To the extent that any benefits or payments provided to Mr. Jacobson are subject to the excise tax imposed under Section 4999 of the Code, he can elect to have the Company reduce such payments so that no payment will be subject to this excise tax.  If he does not elect to reduce the payments, he will be responsible for the amount of this excise tax.

For purposes of Mr. Jacobson’s employment agreement, “cause” means his:

•	conviction of a felony or theft from the Company;

•	breach of fiduciary duty involving personal profit; or

•
sustained and continuous conduct which adversely affects the Company’s reputation or his failure to comply with the lawful directions of the Board, in each case that is not cured within 30 days after notice is given to him by the Company of such act or failure to act.

“Good reason” is defined as any one of the following, which is not cured within 30 days by the Company after receiving notice from Mr. Jacobson:

•	any material diminution in his duties, title, authority or reporting line, or failure to reelect or reappoint him to the Board or failure to reelect him as Chairman of the Board;

•	a reduction in or failure to pay compensation when due;

•	a change in control (as defined below);

•
a reduction of his benefits under any of the Company’s benefit plans to less (subject to the Company’s right to provide equivalent benefits in cash or otherwise in kind) than the benefits of 90% of the Company’s employees, except if initiated by Mr. Jacobson or approved in his capacity as a Board member; or

•	a relocation without consent to a principal work place that is more than 50 miles from the Company’s executive offices in Greenwich, Connecticut.

“Disability” means Mr. Jacobson is unable, because of injury or sickness, to perform the material duties of his regular occupation for six consecutive months in any 12-month period.

“Change in control” means:

•
individuals who constitute the members of the Board within 12 months before any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination thereof, cease to constitute a majority of the Board as a result of or in connection with such transaction or event;

•
the consummation of a merger or consolidation of the Company, with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s issued shares or securities outstanding immediately after such transaction is owned beneficially by persons other than shareholders who owned beneficially more than 50% of the combined voting power of the Company’s securities immediately prior to such transaction; or

•	the sale, transfer or disposition of all or substantially all of the Company’s assets.

Mr. Jacobson’s right to receive severance payments and benefits is conditioned upon his execution of a release and compliance with the confidentiality and non-competition and non-solicitation covenants contained in his employment agreement.  Among other things, Mr. Jacobson is required to refrain from competing with the Company for 18 months after a termination of his employment by the Company for cause or by him without good reason or if he elects not to extend the employment term.  The period will be 12 months if the termination is by him with good reason as a result of a change in control, and if the termination is by the Company without cause or by him with good reason (other than as a result of a change in control), the period will be six months following employment termination.  Mr. Jacobson will not be subject to non-competition and non-solicitation covenants if his employment is terminated due to the Company electing not to extend the employment term or if the Company and Mr. Jacobson are unable to agree on the terms of an extended employment agreement.  Mr. Jacobson has agreed to remain employed for up to six months following a change in control if so requested and any period in which he is so employed will count against the periods described in this paragraph.

Termination Provisions of Mr. Cook’s Employment Agreement.  Under the terms of Mr. Cook’s amended and restated employment agreement, if his employment is terminated by the Company without cause, by him for good reason, due to his death or disability, or if either the Company or Mr. Cook provides the other party with notice of the decision not to extend the employment term by March 30, 2013, Mr. Cook shall be entitled to full vesting of all outstanding unvested stock options, restricted stock and other equity awards.  If his employment terminates for any of the above reasons (other than due to his death or disability), Mr. Cook shall also be entitled to one year of his then annual base salary, payable in equal monthly installments over the 12-month period following employment termination.

If his employment is terminated by the Company without cause or by him for good reason in connection with, or within the one and a half year period following, a change in control, in lieu of the severance payments described above, he will be entitled to lump sum cash payment equal to three times his then annual base salary.  This lump sum amount will be paid to him within 2-1/2 months following the end of the year in which occurs the later of the change in control or his termination of employment, to the extent permitted by Section 409A of the Code (or, if the change in control does not constitute a “change in control” within the meaning of Section 409A of the Code, the amount will be paid at the first to occur of any event following the change in control that would be a permissible distribution event under Section 409A of the Code).  In addition, upon the occurrence of a change in control, all stock options held by Mr. Cook will vest in full.

For purposes of Mr. Cook’s employment agreement, “cause” means his:

•	conviction of a felony or theft from the Company;

•	breach of fiduciary duty involving personal profit; or

•	sustained and continuous conduct which adversely affects the Company’s reputation.

“Good Reason” is defined as any one of the following, without Mr. Cook’s consent:

•	any material diminution in his duties, title, authority or reporting line, or failure to reelect or reappoint him to the Board;

•	a reduction in or failure to pay compensation when due;

•	a change in control (as defined below);

•
a reduction of his benefits under any of the Company’s benefit plans to less (subject to the Company’s right to provide equivalent benefits in cash or otherwise in kind) than the benefits of 90% of the Company’s employees, except if initiated by Mr. Cook or approved in his capacity as a Board member; or

•	a relocation without consent to a principal work place that is more than 50 miles from the Company’s executive offices in Greenwich, Connecticut.

“Disability” means Mr. Cook is unable, because of injury or sickness, to perform the material duties of his regular occupation for a specified period and, solely due to injury or sickness, he is unable to earn more than the percentage of his “indexed covered earnings” (as defined in the Company’s long-tem disability summary plan description) from working in his regular occupation.  Thereafter, “disability” means that such injury or sickness makes him unable to perform the material duties of any occupation for which he may reasonably become qualified based on education, training or experience and, solely due to such injury or sickness, he is unable to earn more than the percentage of his indexed covered earnings.  Mr. Cook shall be disabled as of the date he becomes entitled to disability benefits under the Company’s long-term disability plan.

For purposes of Mr. Cook’s employment agreement, “change in control” is defined in the same manner as Mr. Jacobson’s agreement.

Mr. Cook’s right to receive severance payments and benefits is conditioned upon his execution of a release and compliance with the confidentiality and non-competition and non-solicitation covenants contained in his employment agreement.  Among other things, Mr. Cook is required to refrain from competing with the Company for 18 months after a termination of his employment by the Company for cause or by him without good reason or if he elects not to extend the employment term.  The period will be 12 months if the termination is by him with good reason as a result of a change in control, and if the termination is by the Company without cause or by him with good reason (other than as a result of a change in control), the period will be six months following employment termination.  Mr. Cook will not be subject to non-competition and non-solicitation covenants if his employment is terminated due to the Company electing not to extend the employment term.

Termination Provisions of Mr. Van Horn’s Employment Agreement. Under the terms of Mr. Van Horn’s new employment agreement, if his employment is terminated by the Company without cause, by him for good reason, due to his death or disability, or if either the Company or Mr. Van Horn provides the other party with notice of the decision not to extend the employment term by March 30, 2013, Mr. Van Horn shall be entitled to full vesting of all outstanding unvested stock options, restricted stock and other equity awards.  If his employment terminates for any of the above reasons (other than due to death or disability), Mr. Van Horn shall also be entitled to one year of his then annual base salary, payable in equal monthly installments over a 12-month period following employment termination.

If his employment is terminated by the Company without cause or by him for good reason in connection with, or within the one and a half year period following, a change in control, in lieu of the severance payments described above, he will be entitled to lump sum cash payment equal to three times his then annual base salary.  This lump sum amount will be paid to him within 2-1/2 months following the end of the year in which occurs the later of the change in control or his termination of employment, to the extent permitted by Section 409A of the Code (or, if the change in control does not constitute a “change in control” within the meaning of Section 409A of the Code, the amount will be paid at the first to occur of any event following the change in control that would be a permissible distribution event under Section 409A of the Code).  In addition, upon the occurrence of a change in control, all stock options held by Mr. Van Horn will vest in full.

For purposes of Mr. Van Horn’s employment agreement, “cause” is defined in the same manner as Mr. Cook’s agreement.

“Good Reason” is defined as any one of the following, without Mr. Van Horn’s consent:

•	any material diminution in his duties, title, authority or reporting line;

•	a reduction in or failure to pay compensation when due;

•	a change in control (as defined below);

•
a reduction in his benefits under any of the Company’s benefit plans to less (subject to the Company’s right to provide equivalent benefits in cash or otherwise in kind) than the benefits of 90% of the Company’s employees, except if initiated by Mr. Van Horn or approved in his capacity as a Board member; or

•	a relocation without consent to a principal work place that is more than more than 50 miles from the Company’s executive offices in Greenwich, Connecticut.

For purposes of Mr. Van Horn’s employment agreement, “disability” is defined in the same manner as Mr. Cook’s agreement.

For purposes of Mr. Van Horn’s employment agreement, “change in control” is defined in the same manner as Mr. Jacobson’s agreement.

Mr. Van Horn’s right to receive severance payments and benefits is conditioned upon his execution of a release and compliance with the confidentiality and non-competition and non-solicitation covenants contained in his employment agreement. The duration of Mr. Van Horn’s restrictive covenants is identical to the restricted period for Mr. Cook described above.

Termination Provisions of Severance Arrangements with Ms. McHugh and Mr. Sasson

Severance Arrangements with Ms. McHugh.  Under the arrangement with Ms. McHugh, in the event of her termination of employment, without cause, she will be entitled to receive an amount equal to one year’s annual base salary.  In addition, under the terms of Ms. McHugh’s Non-Qualified Stock Option Agreements, in the event of a change in control of the Company, all outstanding unvested options shall become immediately vested and exercisable.

Severance Arrangements with Mr. Sasson. Under the employment contract between the Company and Mr. Sasson, he is entitled to a three month notice of termination of employment except in case of gross negligence or willful misconduct.  In the absence of gross negligence or willful misconduct by Mr. Sasson, if his employment is terminated by the Company, he will be entitled to receive a lump sum payment in an amount equal to nine months of his base salary in effect during the last month of his full employment before his employment is terminated. In addition, under the terms of Mr. Sasson’s Non-Qualified Stock Option Agreements, in the event of a change in control of the Company, all outstanding unvested options shall become immediately vested and exercisable.

This summary of the employment agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the employment agreements.

RELATED PERSON TRANSACTIONS

Mr. Ebenstein, who has been a director of the Company since November 1999, is a partner of the law firm of Amster, Rothstein & Ebenstein LLP and shares in the profits of that firm.  Since the beginning of fiscal 2010, the Company has paid or incurred $118,000 (including $50,000 of pass-through expenses) in legal fees and expenses to Amster, Rothstein & Ebenstein LLP for services related to representing the Company on various intellectual property matters.  During fiscal year 2009, the Company paid or incurred $1.3 million (including $0.5 million of pass-through expenses) in legal fees and expenses to Amster, Rothstein & Ebenstein LLP for such services.

The Board of Directors of the Company has adopted a policy for the review, approval or ratification of related party transactions involving the Company (including its subsidiaries and affiliates). The Audit Committee has responsibility for overseeing the policy and may review and amend the policy from time to time. The policy provides that all Related Party Transactions (as defined) shall be approved or ratified in accordance with this policy by the Audit Committee.

For purposes of the policy, Related Party Transactions are defined as any transaction, or a series of similar transactions, which is currently proposed or has been in effect at any time since the beginning of the last fiscal year, in which the Company was, or is proposed to be, a participant, in which a Related Party (as defined) had, has or will have a direct or indirect material interest and any material amendment or modification to the foregoing regardless of whether such transaction has previously been approved in accordance with this policy, provided that Related Party Transactions do not include executive officer compensation and benefit arrangements approved by the Board of Directors or the Compensation Committee; director compensation arrangements approved by the Board of Directors or the Compensation Committee; ordinary course business travel and expenses, advances and reimbursements; indemnification payments made by the company or on the company’s behalf (including advancement of expenses) and payments under directors’ and officers’ indemnification insurance policies made pursuant to the Company’s Certificate of Incorporation or By-Laws or pursuant to any policy, agreement or instrument.

For purposes of the policy, a Related Party is defined to mean any person who (1) is or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company;  (2) who is a 5% Stockholder; or (3) who is an immediate family member of any of the foregoing persons.

Under the policy, executive officers and directors of the Company are required to notify the General Counsel of the Company as soon as reasonably practicable about any potential Related Party Transaction. The General Counsel shall then determine whether a potential transaction or relationship constitutes a Related Party Transaction that requires compliance with the policy and/or disclosure as a Related Party Transaction in accordance with applicable SEC rules.   If the General Counsel determines that the transaction or relationship constitutes a Related Party Transaction, the transaction will be referred to the Audit Committee for its consideration. In reviewing Related Party Transactions, the policy provides that the Audit Committee will be provided with full details of the Related Party Transaction, including: (1) the terms of the transaction; (2) the business purpose of the transaction; (3) the benefits to the Company and to the relevant Related Party; and (4) whether the transaction would require a waiver of the Company’s Code of Business Conduct and Ethics.

In determining whether to approve a Related Party Transaction, the policy provides that the Audit  Committee will consider, among other things, the following factors to the extent relevant to the Related Party Transaction: (1) whether the terms of the Related Party Transaction are fair to the Company and such terms would be on the same basis if the transaction did not involve a Related Party; (2) whether there are business reasons for the Company to enter into the Related Party Transaction; (3) whether the Related Party Transaction would impair the independence of an outside Director; (4) whether the Related Party Transaction would present an improper conflict of interest for any Director or Executive Officer of the Company, taking into account: (i) the size of the transaction, (ii) the overall financial position of the Director or Executive Officer, (iii) the direct or indirect nature of the Director’s or Executive Officer’s interest in the transaction (iv) the ongoing nature of any proposed relationship, and (v) any other factors deemed relevant; and (5) whether the Related Party Transaction is material, taking into account: (i) the importance of the interest to the Related Party, (ii) the relationship of the Related Party to the transaction and of Related Parties to each other, (iii) the dollar amount involved and (iv) the significance of the transaction to the Company’s investors in light of all the circumstances.

Any member of the Audit Committee who has an interest in the transaction under discussion will abstain from voting on the approval of the Related Party Transaction, but may, if so requested by the Chair of the Audit Committee, participate in some or all of the Committee’s discussions of the Related Party Transaction.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of January 1, 2011, with respect to shares of the Common Stock authorized for issuance under awards made under equity compensation plans, including the Company’s 1991 Stock Option Plan (the “1991 Plan”), the 1994 Stock Option Plan (the “1994 Plan”), the 1997 Interim Stock Option Plan (the “1997 Plan”), the 1998 Stock Option Plan (the “1998 Plan”), the 2003 Stock Option and Incentive Plan of Presstek, Inc.  (the “2003 Plan”), the 2008 Omnibus Incentive Plan (the “2008 Plan”) and the 2002 Employee Stock Purchase Plan (the “ESPP”).  Except for the 1997 Plan and a non-plan option grant to our Chief Executive Officer described below, each of the foregoing equity compensation plans has been approved by the stockholders of the Company.  Prior to January 1, 2011, no future awards were permitted to be made under the 1988 Plan, the 1991 Plan, the 1994 Plan or the 1997 Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)		(b)		(c)
Plan Category
Equity compensation plans approved by security holders (3)	4,347,331	(1)	$4.58	(1)	1,187,179	(2)
Equity compensation plans not approved by security holders (4)	1,007,225		6.14		--
Total	5,354,556		$4.87		1,187,179	(2)

(1)	Excludes purchase rights accruing as of January 1, 2011 under the ESPP.
(2)
Includes shares available for future issuance under the 2003 Plan, the 2008 Plan and the ESPP.  As of January 1, 2011, an aggregate of 412,658 shares of Common Stock were available for issuance pursuant to the ESPP.  Under the ESPP, each eligible employee may purchase up to 750 shares of Common Stock each quarterly purchase period at a purchase price per share equal to 85% of the lower of the fair market value (as defined in the ESPP) of Common Stock on the first or last trading day of a purchase period.

(3)	Consists of the 1991 Plan, the 1994 Plan, the 1998 Plan, the 2003 Plan, the 2008 Plan, the Director Plan and the ESPP.
(4)
Consists of 7,225 shares issuable under awards made under the 1997 Plan and the grant of a non-plan stock option exercisable for 1,000,000 shares of Common Stock to Mr. Jacobson pursuant to Nasdaq Rule 4350(i)(1)(A)(iv) as an inducement material to Mr. Jacobson entering into employment with the Company.   As required by SEC rules, since the 1997 Plan and the non-plan stock option were not approved by stockholders, information on such plan and option is set forth below.

1997 Interim Stock Option Plan
The 1997 Plan was adopted for the purpose of granting non-statutory options to any person that the Board believed had contributed, or who would contribute, to the success of the Company or its subsidiaries, including directors, officers, employees, independent agents, consultants and attorneys.  A total of 250,000 shares of Common Stock were initially reserved for issuance under the 1997 Plan.  The Company’s ability to make additional option grants under the 1997 Plan terminated on September 22, 2002; however, the Plan continues to govern the options still outstanding under the 1997 Plan, all of which are fully vested.  Pursuant to the terms of the plan, the price per share relating to each option granted under the 1997 Plan was established at the time of grant by the Board (or a committee thereof appointed to administer the plan); provided that the exercise price was not to be less than 100% of the fair market value per share of Common Stock on the date of grant.  The 1997 Plan provides for adjustment of any outstanding options to prevent dilution or enlargement of rights, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like.

Except as otherwise provided by the Board, options granted under the 1997 Plan may only be transferred by will or by the laws of descent and distribution.  If an employee ceases to be employed by the Company (other than for cause or by death or disability), no further installments of the options granted to such employee under the 1997 Plan shall become exercisable, and such options shall, to the extent exercisable on the date of termination, remain exercisable for a period of 30 days following the date of termination.  If an employee is terminated for cause or voluntarily leaves the employ of the Company without the Company’s consent, options granted to such employee under the 1997 Plan shall automatically terminate and will no longer be exercisable.  Upon termination of employment by reason of death, options granted to such employee under the 1997 Plan may be exercised, to the extent exercisable on the date of death, by the employee’s beneficiary, at any time within one year after the date of the employee’s death.  In the event employment is terminated by reason of disability, options granted to such employee under the 1997 Plan shall, to the extent exercisable on the date of termination, remain exercisable for a period of 30 days following the date of termination.  Notwithstanding any of the foregoing, no option granted under the 1997 Plan shall remain exercisable beyond the specified termination date of such option.

2007 Option Grant to Mr. Jacobson
The shares of Common Stock subject to the non-plan option grant made to Mr. Jacobson vest as follows: 20% of the shares subject to this option vested on the date of grant, with an additional 20% vesting on each of January 1, 2008, 2009, 2010 and 2011, subject to Mr. Jacobson remaining employed on each such date, except as provided as follows. The option will vest in full upon a termination of Mr. Jacobson’s employment without cause, a termination of his employment by Mr. Jacobson with good reason or due to his disability or death, a change in control of the Company or the giving of a notice of non-renewal of the employment term by either party. Each portion of the option that vests will remain exercisable for five years after the applicable vesting date.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of April 5, 2011 (except as otherwise indicated in the notes below) by:

•	each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock;

•	each of the named executive officers included in the Summary Compensation Table in the Executive Compensation section of this proxy statement;

•	each of our current directors; and

•	all current executive officers and directors as a group.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)		Percentage of Shares Beneficially Owned(2)
Peter Kellogg and IAT Reinsurance Company Ltd c/o IAT Reinsurance Company Ltd. 48 Wall Street New York, NY 10005	9,457,217	(3)	25.4%
Scott Kimelman and Daeg Capital Management LLC Daeg Capital Management LLC 100 Park Avenue New York, NY 10017	1,911,300	(4)	5.1
Edward E. Barr	76,866	(5)	*
Daniel S. Ebenstein	122,741	(6)	*
Stanley E. Freimuth	35,015	(7)	*
Jeffrey Jacobson	1,619,068	(8)	4.2
Steven N. Rappaport	192,381	(9)	*
Donald C. Waite, III	189,890	(10)	*
Jeffrey A. Cook	292,821	(11)	*
Kathleen G. McHugh	87,397	(12)	*
Guy Sasson	23,104	(13)	*
James R. Van Horn	145,424	(14)	*
All current executive officers and directors as a group (10 persons)	2,784,707	(15)	7.1%
________________________
* Less than 1%.

(1)           Except as otherwise noted below, the Company believes that all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

 (2)           Applicable percentage of ownership is based upon 37,269,361 shares of Common Stock outstanding as of April 5, 2010.  Beneficial ownership is determined in accordance with applicable SEC rules.  Options for shares of Common Stock which are currently exercisable or exercisable within 60 days of the record date are referred to below as “exercisable stock options.” Exercisable stock options are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)           As of April 15, 2010 based on Amendment No. 2 to a Schedule 13D filed with the SEC by Mr. Kellogg and IAT Reinsurance Company Ltd.  (“IAT”) on April 2, 2010 (the “Amended Schedule 13D”) and a Form 4 filed by Mr. Kellogg on April 15, 2010.  According to the Amended Schedule 13D: (i) Mr. Kellogg is the sole owner of the voting stock of IAT and is a director, President and CEO of IAT; (ii) 9,146,055 such shares were held by IAT (as to which shares Mr. Kellogg disclaims beneficial ownership) and its wholly-owned subsidiaries, (ii) 100,000 shares were held by a foundation controlled by Mr. Kellogg and his wife, (iii) 100,000 shares were held by Mr. Kellogg’s wife (as to which shares Mr. Kellogg disclaims beneficial ownership), (iv) 92,000 shares were held by companies and partnerships controlled by Mr. Kellogg; (v) Mr. Kellogg had sole power to vote or direct the vote of, dispose of or direct the disposal of all but 200,000 of the shares reported in the Amended Schedule 13D, as to which he had such shared voting and investment power.

(4)           As of December 31, 2010 based a Schedule 13G/A (the “Amended Schedule 13G”)  filed by Mr. Kimelman, Daeg Capital Management, LLC and Daeg Partners, L.P. with the SEC on February 4, 2011.  According to the Amended Schedule 13G, Mr. Kimelman has sole voting and dispositive power with respect to 30,700 such shares and shared voting and dispositive power with respect to 1,880,600 such shares collectively with Daeg Capital Management, LLC and Daeg Partners, L.P.

(5)           Consists of shares issuable pursuant to exercisable stock options.

(6)           Consists of 119,741 shares issuable pursuant to exercisable stock options and 3,000 shares held of record by Mr. Ebenstein’s child with respect to which Mr. Ebenstein disclaims any beneficial ownership interest.

(7)           Consists of shares issuable pursuant to exercisable stock options.

(8)           Includes 1,100,000 shares issuable pursuant to exercisable stock options.

(9)           Includes 162,381 shares issuable pursuant to exercisable stock options.

(10)         Includes 157,390 shares issuable pursuant to exercisable stock options.

(11)         Includes 216,666 shares issuable pursuant to exercisable stock options.

(12)         Includes 70,833 shares issuable pursuant to exercisable stock options.

(13)         Includes 18,750 shares issuable pursuant to exercisable stock options.

(14)         Includes 89,583 shares issuable pursuant to exercisable stock options.

(15)         Includes 2,047,225 shares issuable pursuant to exercisable stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities Exchange Commission.  Such Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16 forms they file.  Based solely on its review of the copies of such filings and written representations from the Company’s directors and executive officers, the Company believes that during the fiscal year ended January 1, 2011, all Reporting Persons timely filed all Section 16(a) reports required to be filed by them.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of Steven N. Rappaport as Chair, Stanley E. Freimuth and Donald C. Waite, III.  The Audit Committee operates under a written charter adopted by the Board and reviewed by the Board for adequacy each year, a copy of which is posted on the Company’s Web site at www.presstek.com.  The Audit Committee, among other things: (i) reviews and discusses with management and the independent registered public accounting firm the adequacy and effectiveness of the accounting and financial controls of the Company; (ii) selects and evaluates the performance of the Company’s independent registered public accounting firm; (iii) reviews and discusses with management and the independent registered public accounting firm the results of the year-end audit of the Company; and (iv) reviews and discusses with management and the independent registered public accounting firm the accounting policies of the Company and the Company’s compliance with U.S. generally accepted accounting principles and certain legal and regulatory requirements.

The Audit Committee reviewed the audited consolidated balance sheets of the Company as of January 1, 2011 and January 2, 2010, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income and cash flows for the fiscal years ended January 1, 2011, January 2, 2010 and January 3, 2009, and the related notes thereto, and has discussed all of them with management and KPMG LLP, the Company’s independent registered public accountants.

The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol.1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP the firm’s independence.

Based on such reviews and discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011 for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles.  That is the responsibility of the Company’s independent registered public accounting firm and management.  In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Steven N. Rappaport, Chair
Stanley E. Freimuth
Donald C. Waite, III

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected KPMG LLP to be the Company’s independent registered public accountants for the fiscal year ended December 31, 2011.  KPMG LLP has served as the Company’s independent registered public accountants since 2006.  A representative of KPMG LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Independent Auditor Fees

Set forth below are the fees billed to the Company by KPMG LLP for the fiscal periods indicated.

	Fiscal 2009	Fiscal 2010
Audit Fees (1)	$1,148,500	$956,000
Audit-Related Fees	--
Tax Fees	--	7,180
All Other Fees	--	19,500

Total Fees	$1,148,500	$982,680

(1)  Audit Fees consist of fees for professional services provided in connection with the integrated audit of the Company’s financial statements and internal control over financial reporting, and review of financial statements included in Forms 10-Q, and includes services that generally only the external auditor can reasonably provide, such as attest services, consents and assistance with and review of documents filed with the SEC.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  The Audit Committee may also pre-approve particular services on a case-by-case basis.

PROPOSAL 2
RATIFICATION OF AUDITORS

The Audit Committee has selected KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011 and has directed that management submit the selection of independent auditors to stockholders for ratification at the Annual Meeting. Representatives of KPMG LLP are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Stockholder ratification of the selection of KPMG LLP as the Company’s independent auditors is not required by the Company’s By-Laws or otherwise. However, we are submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.

Board Recommendation

The Board recommends a vote FOR the ratification of the selection of KPMG LLP, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing the Company’s shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our executives (our “named executive officers” or “NEOs”), as described in this Proxy Statement under “Executive Compensation”. Accordingly, the following resolution will be submitted for a shareholder vote at the 2011 Annual Meeting:

“RESOLVED, that the shareholders of Presstek, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Proxy Statement for this Annual Meeting.”

As described in the section titled “Executive Compensation,” our executive compensation program is designed to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance shareholder value. In order to align executive pay with both the Company’s financial performance and the creation of sustainable shareholder value, a significant portion of compensation paid to our NEOs is allocated to performance-based, short- and long-term incentive programs to make executive pay dependent on the Company’s performance. Shareholders are urged to read the Executive Compensation section of this Proxy Statement which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

This vote is advisory and will not be binding upon the Company, the Board or the Board’s Compensation Committee. However, the Board values constructive shareholder input on executive compensation and other important governance topics and encourages all shareholders to vote their shares on this matter.

Board Recommendation

The Board recommends a vote FOR the overall compensation of the Company’s Named Executive Officers, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

Vote Required

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

PROPOSAL 4
FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing the Company’s shareholders the opportunity to cast an advisory vote on whether a non-binding stockholder resolution to approve the compensation of the Company’s NEOs should occur every one, two or three years. The Board recommends that shareholders vote to hold an advisory vote on executive compensation every three years, or a triennial vote.

The Board believes that a triennial vote complements our goal to create a compensation program that enhances long-term shareholder value. As described in the section titled “Executive Compensation,” our executive compensation program is designed to motivate executives to achieve short-term and long-term corporate goals that enhance shareholder value. A triennial vote will provide shareholders the ability to evaluate our compensation program over a time period that allows them to compare the Company’s compensation program to the long-term performance of the Company.

Board Recommendation

The Board recommends a vote in favor of including an advisory vote on executive compensation in the Company’s proxy statement every THREE YEARS and will be so voted unless stockholders specify a contrary choice in their proxies.

Vote Required

Generally, approval of any matter presented to shareholders requires a majority of the votes cast. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s shareholders. Even though this vote will neither be binding on the Company or the Board nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board, the Board of Directors will take into account the outcome of this vote in making a determination on the frequency at which advisory votes on executive compensation will be included in the Company’s proxy statement.

PROPOSAL 5
APPROVAL OF THE AMENDMENT AND RESTATEMENT TO OUR
 2008 OMNIBUS INCENTIVE PLAN

The Presstek, Inc. 2008 Omnibus Incentive Plan was originally adopted by our Board of Directors on April 22, 2008, and was approved by our stockholders at our 2008 annual stockholders meeting held on June 11, 2008.  On March 2, 2011, our Board of Directors approved, subject to stockholder approval at our 2011 annual stockholders meeting, an amendment and restatement of the Presstek, Inc. 2008 Omnibus Incentive Plan (the “Amended and Restated Omnibus Plan”).  The changes made pursuant to the proposed Amended and Restated Omnibus Plan include an amendment to increase the number of shares of our common stock which may be subject to issuance under awards granted under the plan from 3,000,000 shares to 5,500,000 shares, an increase of 2,500,000 shares, and an amendment to permit the grant of performance cash awards under the plan, which are awards that entitle a participant to receive a cash incentive, subject to the satisfaction of one or more performance objectives and other applicable terms and conditions.  A marked copy of the Amended and Restated Omnibus Plan indicating all of the proposed changes to the existing plan is attached to this proxy statement as Appendix A.  We are seeking stockholder approval in accordance with the requirements of the Nasdaq Global Select Market rules and in order for certain equity and cash awards made under the Amended and Restated Omnibus Plan to qualify as “performance-based compensation” that is exempt from the $1 million deduction limit imposed by Section 162(m) of the Code.

We believe that appropriate equity and cash incentives are important to attract and retain the highest caliber of employees, to link incentive rewards to Company performance, to encourage employee ownership in our Company, and to align the interests of our employees, consultants and directors to those of our stockholders.  The approval of the Amended and Restated Omnibus Plan will enable us to continue to provide such incentives.  If the Amended and Restated Omnibus Plan is not approved by our stockholders, the Company will be unable both to grant performance cash awards under the plan and to grant additional equity-based awards under the plan in excess of the number of shares of common stock currently remaining available for future issuance under the plan, which the Company believes would adversely affect its ability to offer effective incentives to participants that are consistent with emerging market practices.

Description of the Amended and Restated Omnibus Plan

The following is a summary of the material features of the Amended and Restated Omnibus Plan.  The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Amended and Restated Omnibus Plan.

Purposes of the Amended and Restated Omnibus Plan.  The purposes of the Amended and Restated Omnibus Plan are to attract, retain and reward employees, directors and consultants, to provide additional incentives to these employees, directors and consultants by aligning their interests with those of our stockholders and to promote our success and business.

Administration.  The Amended and Restated Omnibus Plan will be administered by our Board, or, if it is designated by our Board to administer the Plan, the Compensation Committee of our Board (either, as applicable, referred to as the “committee”).  The Amended and Restated Omnibus Plan gives the committee, among other things, discretion to make awards thereunder, to set the terms of award agreements (including the type and amount of any award), to establish rules for the interpretation and administration of the Amended and Restated Omnibus Plan, and to make other determinations and take other actions necessary or advisable for administering the Amended and Restated Omnibus Plan and effectuating its purposes.

The committee may, to the extent permitted by applicable law, delegate to one or more of our executive officers the authority to select individuals (other than executive officers and directors) to receive awards under the Amended and Restated Omnibus Plan and to determine the amount and types of awards granted to individuals who are selected.

Eligibility.  Employees, directors and consultants of our Company and our subsidiaries and affiliates are eligible to participate in the Amended and Restated Omnibus Plan.  This group currently includes nine directors and approximately 500 executive officers, other employees and consultants.

Shares Available for Awards.  If the Amended and Restated Omnibus Plan is approved, an additional 2,500,000 shares (or an aggregate of 5,500,000 shares) of our common stock will be reserved for awards under this plan.  Shares delivered under the Amended and Restated Omnibus Plan may consist, in whole or in part, of authorized and unissued shares of common stock, treasury shares or shares of stock acquired by us.  On April 5, 2011, the closing price of a share of our common stock on the NASDAQ Global Market was $2.00.

Shares reserved for awards that expire, are canceled or are otherwise forfeited in whole or in part will be available for future grant under the Amended and Restated Omnibus Plan.  Substitute awards may be granted under the Amended and Restated Omnibus Plan in substitution for stock and stock-based awards held by employees, directors, consultants or advisors of an acquired company in a merger or consolidation.  Substitute awards will not count against the share limit under the Amended and Restated Omnibus Plan.  Awards other than stock options and restricted stock may be settled in a form other than common stock, such as cash.

Individual Limits.  In any year, an eligible employee, consultant, or director may receive under the Amended and Restated Omnibus Plan stock options or stock appreciation rights with respect to no more than 350,000 shares of our common stock and restricted stock, restricted stock units, unrestricted grants of shares, performance awards or other similar awards with respect to no more than 350,000 shares.

Adjustments.  The aggregate number of shares under the Amended and Restated Omnibus Plan, the class of shares as to which awards may be granted and the exercise price of and number of shares covered by each outstanding award are subject to adjustment in the event of any extraordinary dividend or other extraordinary distribution, recapitalization or certain other corporate transactions.

Types of Awards.  The Amended and Restated Omnibus Plan allows any of the following types of awards, to be granted alone or in tandem with other awards:

Stock Options.  Stock options granted under the Amended and Restated Omnibus Plan may be either incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or nonstatutory stock options, which are not intended to meet those requirements.  The exercise price of a stock option generally may not be less than 100% of the fair market value of our common stock on the date of grant and the term may not be longer than 10 years, subject to certain rules applicable to incentive stock options.  The Amended and Restated Omnibus Plan prohibits the repricing of outstanding stock options.  Award agreements for stock options may include rules for the effect of a termination of service on the option and the term for exercising stock options after any termination of service.  No option may be exercised after the end of the term set forth in the award agreement.

Stock Appreciation Rights.  A stock appreciation right entitles the grantee to receive, with respect to a specified number of shares of common stock, any increase in the value of the shares from the date the award is granted to the date the right is exercised.  Stock appreciation rights may be settled in cash, common stock or a combination of the two, as determined by the committee.  Award agreements for stock appreciation rights may include rules for the effect of a termination of service on the stock appreciation right and the term for exercising stock appreciation rights after any termination of service.  No stock appreciation right may be exercised after the end of the term set forth in the award agreement.

Restricted Stock.  Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals).  If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock will be forfeited.  During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply.

Restricted Stock Units.  A restricted stock unit entitles the grantee to receive common stock, cash or a combination thereof based on the value of common stock, after a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals).  If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock unit is forfeited.  The committee is authorized (but not required) to grant holders of restricted stock units the right to receive dividends on the underlying common stock.

Other Equity-Based Awards.  The Amended and Restated Omnibus Plan also authorizes the committee to grant other types of equity-based compensation, including deferred stock units, unvested shares and other awards that are convertible into our common stock.  For example, the committee may grant awards that are based on the achievement of performance goals (described below).

Performance Cash Awards.  The committee can grant performance cash awards that entitle an eligible employee to receive a cash incentive, subject to the satisfaction of one or more performance goals (described below) and such other applicable terms and conditions as the committee determines.  Performance cash awards under the plan shall be granted on an annual calendar year basis and each performance cash award shall be based on and subject to the accomplishment of one or more performance goals over the performance period to which such award relates.  Performance cash awards shall be expressed as a percentage of the participant’s annual base salary.  The maximum amount that may be paid to any participant pursuant to any performance cash award with respect to any performance period shall not exceed $3,000,000.  Performance cash award payments shall be made in cash as soon as practicable after the committee makes the certifications described in the plan, which is intended to occur following the end of the performance period and generally by the March 15th immediately following the end of the performance period to which the performance cash award relates.  Subject to certain exceptions described in the Amended and Restated Omnibus Plan (including a termination of employment by the Company without cause or a participant’s termination of employment due to his or her death or disability) or as the committee may provide as to an award, a participant must be employed by the Company or an affiliate on the date that a performance cash award is otherwise payable in order to receive payment for such performance cash award.  Otherwise, the performance cash award is forfeited.

Vesting and Performance Objectives.  Awards under the Amended and Restated Omnibus Plan are forfeitable until they become vested.  An award will become vested only if the vesting conditions set forth in the award agreement (as determined by the committee) are satisfied.  The vesting conditions may include performance of services for a specified period, achievement of performance goals (as described below), or a combination of both.  The committee also has authority to provide for accelerated vesting upon occurrence of certain events.

Performance goals selected by the committee as vesting conditions must be based on any one of the following performance goals or combination thereof which may be applicable on a Company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures:

•	General Financial Objectives:

▪	Increasing the Company’s net sales;

▪	Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per share);

▪
Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for our Company, an affiliate, or a business unit;

▪	Achieving a target return on our Company’s (or an affiliate’s) sales, revenues, capital, assets, or stockholders’ equity;

▪	Maintaining or achieving a target level of appreciation in the price of the shares;

▪	Increasing our Company’s (or an affiliate’s) market share to a specified target level;

▪	Achieving or maintaining a share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;

▪	Achieving a level of share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;

▪	Achieving specified reductions in costs or targeted levels in costs;

▪	Achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts; and

▪	Achieving a level of cash flow.

•	Operational Objectives:

▪	Introducing one or more products into one or more new markets;

▪	Acquiring a prescribed number of new customers in a line of business;

▪	Achieving a prescribed level of productivity within a business unit;

▪	Completing specified projects within or below the applicable budget;

▪	Completing acquisitions of other businesses or integrating acquired businesses; and

▪	Expanding into other markets.

•	And any other criteria established by the committee (but only if such other criteria are approved by our stockholders).

Performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures and may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions.

Nontransferability.  In general, awards under the Amended and Restated Omnibus Plan may not be assigned or transferred except by will or the laws of descent and distribution.  However, the committee may allow the transfer of non-qualified stock options to a participant’s immediate family or to a trust or trusts for the benefit of such family members.

Change in Control.  The committee has the discretion to determine the treatment of awards upon a change in control.

Withholding.  We are authorized to withhold from any award granted and any payment relating to any award under the Amended and Restated Omnibus Plan any applicable taxes.  In the discretion of the committee, a participant may satisfy his or her withholding obligations through our withholding shares of common stock that would otherwise be delivered upon settlement of the award.

Amendment and Termination.  Our Board or the committee may amend, alter, suspend, or terminate the Amended and Restated Omnibus Plan at any time.  If necessary to comply with any applicable law, any such amendment will be subject to stockholder approval.  Without the consent of an affected participant, no action may impair the rights of such participant under any previously granted award, without his or her consent, unless either required to comply with applicable law or otherwise provided under the plan.

Effective Date and Duration.  If approved by stockholders at the 2011 annual meeting, the proposed changes effected by the Amended and Restated Omnibus Plan shall be effective June 2, 2011.  Unless it is terminated sooner, the Amended and Restated Omnibus Plan will generally terminate as of April 22, 2018, which is the 10th anniversary of the date on which the Board originally adopted the plan.

Material Federal Income Tax Consequences

The following discussion covers the material federal income tax consequences of the grant and exercise of stock options and other awards under the Amended and Restated Omnibus Plan, based on the current provisions of the Code and regulations issued thereunder.  It is a brief summary only.  The discussion is limited to the federal income tax consequences for individuals who are U.S. citizens or residents for U.S. federal income tax purposes and does not describe state, local or foreign tax consequences of an individual’s participation in the plan.  The summary does not purport to address all tax considerations that may be relevant.  Changes to the current provisions of the Code and regulations issued thereunder could alter the tax consequences described below.  This summary assumes that all awards granted under the Amended and Restated Omnibus Plan are exempt from or comply with the rules under Section 409A of the Code relating to nonqualified deferred compensation.

Stock Options.  The grant of a stock option will have no tax consequences to the grantee or to us.  In general, upon the exercise of an incentive stock option, the grantee will not recognize income and we will not be entitled to a tax deduction.  However, the excess of the acquired shares’ fair market value on the exercise date over the exercise price is included in the employee’s income for purposes of the alternative minimum tax.

Upon the exercise of a non-qualified stock option, the grantee will generally recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and we will generally be entitled to a tax deduction in the same amount.

With respect to both incentive stock options and non-qualified stock options, special rules apply if a grantee uses shares already held by him or her to pay the exercise price or if shares received upon exercise of the option are subject to a substantial risk of forfeiture by the grantee.

Stock Appreciation Rights.  The grant of a stock appreciation right will have no tax consequences to the grantee or to us.  Upon the exercise of a stock appreciation right, the grantee will recognize ordinary income equal to the amount of cash or the fair market value of the common stock (determined as of the exercise date) received, and we will generally be entitled to a tax deduction in the same amount.

Restricted Stock, Restricted Stock Units, and Other Equity Awards.  In general, the grant of restricted stock, a restricted stock unit, or other equity awards that are subject to restrictions will have no tax consequences to the grantee or to us.  When the award is settled (or, in the case of restricted stock, when the restrictions applicable to such award lapse), the grantee will recognize ordinary income equal to the excess of the applicable shares’ fair market value on the date the award is settled or the restrictions lapse, as applicable, over the amount, if any, paid for the shares by the grantee.  We will generally be entitled to a tax deduction in the same amount.  If the award is settled in cash or other property, the grantee will recognize ordinary income equal to the net amount or value received, and we will generally be entitled to a tax deduction in the same amount.

Sale of Shares.  When a grantee sells shares received under any award other than an incentive stock option, the grantee will recognize capital gain or loss equal to the difference between the sale proceeds and the grantee’s basis in the shares.  In general, the basis in the shares is the amount of ordinary income recognized upon receipt of the shares (or upon the lapsing of restrictions, in the case of restricted stock) plus any amount paid for the shares.

When a grantee disposes of shares acquired upon the exercise of an incentive stock option, the difference between the amount realized by the grantee and the exercise price will generally constitute a capital gain or loss, as the case may be.  However, if the grantee does not hold these shares for more than one year after exercising the incentive stock option and for more than two years after the grant of the incentive stock option, then: (1) the excess of the fair market value of the shares acquired upon exercise on the exercise date over the exercise price will generally be treated as ordinary income for the grantee in the year the shares are disposed; (2) the difference between the sale proceeds and the shares’ fair market value on the exercise date increased by the amount of ordinary income, if any, the grantee recognized will be treated as a capital gain or loss for the grantee; and (3) we will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the grantee.

Performance Cash Awards.   A participant will generally recognize ordinary income in an amount equal to any cash received on the date of payment with respect to a performance cash award. We will generally be entitled to a tax deduction in the same amount.

Deduction Limits.  In general, a corporation is denied a tax deduction for any compensation paid to its chief executive officer or to any of its three other most highly compensated executive officers, other than an executive officer serving solely as the chief financial officer, to the extent that the compensation paid to the officer exceeds $1,000,000 in any year.  “Performance-based compensation” is not subject to this deduction limit.  The Amended and Restated Omnibus Plan permits the grant of awards that qualify as performance-based compensation (such as restricted stock, restricted stock units, and performance cash awards that are conditioned on achievement of one or more performance goals, and stock options and stock appreciation rights) and of awards that do not so qualify (such as restricted stock and restricted stock units that are not conditioned on achievement of performance goals).  If awards that are intended to qualify as performance-based compensation are granted in accordance with the requirements of Section 162(m) of the Code, they will be fully deductible by us.  The rights of a participant to receive payment under the Amended and Restated Omnibus Plan in respect of any such awards shall be expressly conditioned upon obtaining approval of our stockholders to the extent required by Section 162(m) of the Code.

Plan Benefits.

Outstanding awards granted under the plan as of January 1, 2011 under which shares of common stock may be issued are set forth in the table below. The committee has not granted any performance cash awards under the Amended and Restated Omnibus Plan.  If the Amended and Restated Omnibus Plan is approved by our stockholders, any future grants of equity or cash awards thereunder that will be made to eligible executive officers, employees, consultants, and directors are subject to the discretion of the committee and, therefore, are not determinable at this time.
Name and Position	Number of Shares of Common Stock Underlying Outstanding Awards
Jeffrey Jacobson, Chairman, President and Chief Executive Officer	500,000
Jeffrey A. Cook, Executive Vice President and Chief Financial Officer	187,500
Kathleen McHugh, Vice President and Chief Marketing Officer	125,000
Guy Sasson, President, Europe, Africa, and Middle East Region	150,000
James R. Van Horn, Vice President, General Counsel and Secretary	125,000
Executive officers as a group	1,087,500
Non-executive directors as a group	403,893
Company employees as a group (including current officers who are not executive officers)	1,101,939
Total as of January 1, 2011	2,593,332

Board Recommendation

The Board recommends a vote FOR the approval of the Presstek, Inc. 2008 Omnibus Incentive Plan (As Amended and Restated Effective June 2, 2011) and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting. is required for approval of the Presstek, Inc. 2008 Omnibus Incentive Plan (As Amended and Restated Effective June 2, 2011).

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of this proxy statement and the Annual Report may have been sent to multiple stockholders in your household.  If you would prefer to receive separate copies of a proxy statement or Annual Report for other stockholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee.  Upon written request to Presstek, Inc., 10 Glenville Street, Greenwich, Connecticut 06831; Attention: the Secretary of the Company, or orally via telephone to (203) 769-8056, we will provide separate copies of the Annual Report and/or this proxy statement.

OTHER MATTERS

The Board does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting and it knows of no matters to be properly brought before the meeting by others.  If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board.

The Company’s Annual Report on Form 10-K, containing audited consolidated financial statements for the fiscal year ended January 1, 2011, is being made available contemporaneously with this proxy statement and form of proxy to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

Copies of the Company’s Annual Report on Form 10-K will be provided, without charge, upon written request to Presstek, Inc., 10 Glenville Street, Greenwich, Connecticut 06831: Attention: Secretary of the Company.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 2, 2011

A copy of this proxy statement, the enclosed proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011, together with directions to the Annual Meeting,  can be found at the website address: http://www.cstproxy.com/presstek/2011.

By order of the Board of Directors,

James R. Van Horn
Secretary

April 21, 2011

PRESSTEK, INC.

VOTE BY INTERNET OR TELEPHONE

Q U I C K  ★ ★ ★  E A S Y  ★ ★ ★  I M M E D I AT E

Voting by Internet or telephone is quick, easy and immediate. As a Presstek, Inc. shareholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 P.M., Eastern Time, on June 1, 2011.

Vote Your Proxy on the Internet: Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE CARD BELOW IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL PROPOSALS AND FOR EVERY “THREE YEARS” FOR PROPOSAL FOUR.   THIS PROXY IS SOLICITED ON BEHALF OF   THE BOARD OF DIRECTORS.

         Please mark
                                                                   your votes
                                                                   like this
                                                                      x

  1.  Election of Directors   FOR all
                Nominees listed      ☐
                to the left
NOMINEES:

(01) Edward E. Barr             (05) Lawrence Howard
(02) Jeffrey A. Cook            (06) Jeffrey Jacobson
(03) Daniel S. Ebenstein     (07) Steven N. Rappaport
(04) Stanley E. Freimuth    (08) Donald C. Waite, III
WITHHOLD AUTHORITY to vote (except as marked to ☐ the contrary for all nominees listed to the left)
2.   Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year ended December 31, 2011.

 3.   Approve an advisory resolution regarding the compensation of the Company’s named executive officers.

 4.   Vote on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers.

5.  To approve the Presstek, Inc. 2008 Omnibus Incentive Plan, as Amended and Restated.

 6. To transact such other business as may properly come before the Annual Meeting of Stockholders and adjournment or postponement thereof.

FOR AGAINST ABSTAIN ☐ ☐ ☐ FOR AGAINST ABSTAIN ☐ ☐ ☐ FOR AGAINST ABSTAIN ☐ ☐ ☐ FOR AGAINST ABSTAIN ☐ ☐ ☐ FOR AGAINST ABSTAIN ☐ ☐ ☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

         COMPANY ID:
      PROXY NUMBER:
                                                                                                                                ACCOUNT NUMBER:

Signature                                                                       Signature                                                                        Date                      , 2011.
NOTE: Please sign exactly as name appears hereon.   When shares are held by joint owners, both should sign.   When signing as attorney, executor, administrator, trustee or guardian, please give title as such.  If corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be held June 2, 2011.

The Proxy Statement and our 2010 Annual Report are available at:
http://www.cstproxy.com/presstek/2011

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PRESSTEK, INC.

The undersigned appoints Jeffrey A. Cook and James R. Van Horn, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Common Stock of Presstek, Inc. held of record by the undersigned at the close of business on April 5, 2011 at the 2011 Annual Meeting of Shareholders of Presstek, Inc. to be held at the offices of McDermott Will & Emery, 340 Madison Avenue, New York, New York on June 2, 2011, 3:00 p.m. or at any adjournment thereof.   Each person is individually authorized to vote as specified on proposals 1, 2, 3, 4 and 5 and otherwise in his discretion.

PLEASE  FILL  IN,  DATE,  SIGN  AND  RETURN  THE  ENCLOSED  PROXY  CARD  IN  THE  ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE.   YOU MAY ALSO COMPLETE A PROXY BY TELEPHONE OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS LISTED ON THE PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO EXERCISE AS SET FORTH HEREIN, AND
IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

(Continued, and to be marked, dated and signed, on the other side)

APPENDIX A

PRESSTEK, Inc.
2008 Omnibus Incentive Plan

(As Amended and Restated Effective June 2, 2011)

Article 1.

Background and Purpose

1.1.           Background.  This 2008 Omnibus Incentive Plan (the “Plan”) permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, ~~and~~ other equity-based awards, and, effective June 2, 2011 and subject to the approval of stockholders of the Company, Performance Cash Awards.

1.2.           Purpose.  The purposes of the Plan are (a) to attract, reward and retain highly competent persons as Employees, Directors, and Consultants; (b) to provide additional incentives to such Employees, Directors, and Consultants by aligning their interests with those of the Company’s shareholders; and (c) to promote the success of the business of the Company.

1.3.           Eligibility.  Employees, Consultants, and Directors are eligible to be granted Awards under the Plan.  However, Incentive Stock Options and Performance Cash Awards may be granted only to Employees.

1.4.           Definitions.  Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings set forth below.

           (a)           “Affiliate” means an entity in which the Company has a direct or indirect equity interest, whether now or hereafter existing; provided, however, that with respect to an Incentive Stock Option, an Affiliate means a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(f) of the Code) with respect to the Company, whether now or hereafter existing.

           (b)           “Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

           (c)           “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, ~~or~~ other equity-based awards, or, effective June 2, 2011 and subject to the approval of stockholders of the Company, Performance Cash Awards.

           (d)           “Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan (which may, but need not be executed, at the discretion of the Committee).  Each Award Agreement shall be subject to the terms and conditions of the Plan.

           (e)           “Beneficiary” means the personal representative of the Participant’s estate or the person(s) to whom an Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent or distribution.

           (f)           “Board” means the Board of Directors of the Company.

           (g)           “Cause”, as used in connection with the termination of a Participant’s services, means (1) with respect to any Participant employed under a written employment agreement with the Company which agreement includes a definition of “cause,” “cause” as defined in that agreement, or (2) with respect to any other Participant, any of the following:

(i)           the Participant’s breach of fiduciary duty involving personal profit;

(ii)           the Participant’s commission of any felony or other crime that the Committee reasonably determines adversely impacts the Participant’s ability to continue performing services with the Company;

(iii)           acts of theft, embezzlement, fraud, dishonesty, misrepresentation or falsification of documents or records involving the Company;

(iv)           the Participant’s sustained and continuous conduct which adversely affects the reputation of the Company that is not remedied after receipt of written notice from the Board or the Chief Executive Officer of the Company specifying such conduct; or

(v)           the Participant’s failure to comply with lawful directions of the Board or the Chief Executive Officer of the Company that is not remedied within a reasonable period of time after receipt of written notice from the Board or the Chief Executive Officer specifying such failure.

           The Committee shall determine whether conduct constituting “Cause” has occurred for purposes of the Plan.  For purposes of this definition, the term “Company” includes any Affiliate of the Company and “Cause” is not limited to events that have occurred before a Participant’s Termination of Service, nor is it necessary that the Committee’s finding of “Cause” occur prior to Termination of Service.

           (h)           “Change in Control” shall mean the first to occur of any one of the following events:

(i)           any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50.01% or more of the combined voting power of the Company’s securities; provided, however, that the event described in this clause (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:

(A)	by the Company or any of its subsidiaries,

(B)	by any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, or

(C)	by any underwriter temporarily holding securities pursuant to an offering of such securities.

(ii)           at any time during a period of 12 consecutive months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the beginning of the period, whose election or nomination for election was approved by a vote (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) of at least a majority of the Incumbent Directors who remain on the Board, including those directors whose election or nomination for election was previously so approved, shall also be deemed to be an Incumbent Director;

(iii)           the consummation of a merger, consolidation, or other similar form of corporate reorganization of the Company, other than a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or reorganization continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power or the total fair market value of the securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation; or

(iv)           a sale of all or substantially all of the Company’s assets is consummated (it being understood that “substantially all” for purposes of this subsection (iv) means assets of the Company having a total gross fair market value equal to more than 40% of the total gross fair market value of all assets of the Company immediately prior to such transaction or transactions).

           (i)           “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein shall include any regulations or other guidance of general applicability promulgated under such section, and shall further include any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.

           (j)           “Committee” means the Board or, if designated by the Board to administer the Plan, the Compensation Committee of the Board or a subcommittee thereof.

           (k)           “Company” means Presstek, Inc., a Delaware corporation, or any successor thereto.

           (l)           “Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render services (other than in connection with the offer or sale of securities in a capital raising transaction or to promote or maintain a market for securities) to such entity.

           (m)           “Director” means a member of the Board.

           (n)           “Effective Date” means the date of approval of the Plan by the Board; provided that the Plan and any Awards granted hereunder shall be null and void if the Plan is not approved by the Company’s stockholders before any compensation under the Plan is paid.

           (o)           “Employee” means any person who is an employee, as defined in Section 3401(c) of the Code, of the Company or any Affiliate or any other entity the employees of which are permitted to receive Incentive Stock Options under the Code.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

           (p)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

           (q)           “Executive Officer” means an individual who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or a “covered employee” under Section 162(m) of the Code.

           (r)           “Fair Market Value” means, with respect to a Share as of any date (except in the case of a cashless exercise pursuant to Section 5.4(c)), (i) if the Shares are admitted to trading on a national securities exchange, the closing price of a Share on such date (or, if the Shares were not traded on such day, then the next preceding day on which the Shares were traded), (ii) if the Shares are not admitted to trading on a national securities exchange, the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System (or, if the Shares were not quoted on such day, then the next preceding day on which the Shares were quoted) or (iii) otherwise, the fair market value as determined in good faith by the Committee on such basis as it deems appropriate.

           (s)           “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

           (t)           “Non-Qualified Option” means an Option not intended to qualify as an Incentive Stock Option.

           (u)           “Option” means an option to purchase Shares that is granted pursuant to Article 5 of the Plan.  An Option may be an Incentive Stock Option or a Non-Qualified Option.

           (v)           “Participant” means the holder of an outstanding Award granted under the Plan.

           (v1)           “Performance Cash Award” means an Award granted pursuant to Article 9A of the Plan that entitles the recipient to receive a cash incentive, subject to the satisfaction of one or more Performance Objectives and such other applicable terms and conditions.

(w)           “Performance Objective” means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes nonforfeitable, as described in Section 4.3 of the Plan.

           (x)           “Period of Restriction” means the period during which Restricted Stock, the remuneration underlying Restricted Stock Units, or any other feature of an Award is subject to a substantial risk of forfeiture.  A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.

           (y)           “Plan” means the Presstek, Inc. 2008 Omnibus Incentive Plan.

           (z)           “Repricing” means (i) reducing the exercise price or base amount of an Option or Stock Appreciation Right after it is granted, (ii) taking any action that is treated as a “repricing” under generally accepted accounting principles, (iii) canceling an Option or a Stock Appreciation Right at a time when its exercise price or base amount exceeds the Fair Market Value of a Share (each, an “Underwater Award”), in exchange for another Option, Stock Appreciation Right, Restricted Stock or other Award, or (iv) repurchasing an Option or Stock Appreciation Right that is an Underwater Award.

           (aa)           “Restricted Stock” means Shares that, during a Period of Restriction, are subject to restrictions as described in Article 7 of the Plan.

           (bb)           “Restricted Stock Unit” means an Award that entitles the recipient to receive Shares or cash after a Period of Restriction, as described in Article 8 of the Plan.

           (cc)           “Service Provider” means an Employee, Director, or Consultant of the Company or an Affiliate.

           (dd)           “Share” means a share of the Company’s common stock, par value $0.01 per share.

           (ee)           “Stock Appreciation Right” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount specified by the Committee which shall not be less than the Fair Market Value of a Share on the date the Award is granted, as described in Article 6 of the Plan.

           (ff)           “Tax Year” means the Company’s taxable year.  If an Award is granted by an Affiliate, such Affiliate’s taxable year shall apply instead of the Company’s taxable year.

           (gg)           “Termination of Service” means the date an individual ceases to be a Service Provider in any capacity.  Awards under the Plan shall not be affected by the change of a Participant’s status within or among the Company and any Affiliate, so long as the Participant remains a Service Provider.  For purposes of the Plan and any Award hereunder, if an entity ceases to be an Affiliate, Termination of Service shall be deemed to have occurred with respect to each Participant in respect of such Affiliate who does not continue as a Service Provider in respect of the Company or another Affiliate after giving effect to such Affiliate’s change in status.

Article 2.

Share Limits

2.1.           Shares Subject to the Plan.

(a)           Share Reserve.  Subject to adjustment under Section 2.3 of the Plan, Awards may be made under the Plan for up to an aggregate of 3,000,000 Shares (or, effective June 2, 2011 and subject to the approval of stockholders of the Company, 5,500,000 Shares).  All of the available Shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options.  At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Shares.

(b)           Shares Counted Against Limitation.  If an Award is exercised, in whole or in part, by tender of Shares under Section 5.4(b), or if the Company’s tax withholding obligation is satisfied by withholding Shares under Section 11.7(b), the number of Shares deemed to have been issued under the Plan (for purposes of the limitation set forth in this Section 2.1) shall be the number of Shares that were subject to the Award or portion thereof so exercised and not the net number of Shares actually issued upon such exercise.

(c)           Lapsed Awards.  If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part (including as a result of Shares constituting or subject to an Award being repurchased by the Company pursuant to a contractual repurchase right), then the unissued Shares that were subject to such Award and/or such surrendered, canceled, or forfeited Shares (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options, to any limitations under the Code.

(d)           Substitute Awards.  The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors, consultants or advisors of another company (an “Acquired Company”) in connection with a merger, consolidation or similar transaction involving such Acquired Company and the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Company.  The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances, including provisions that preserve the aggregate exercise price and the aggregate option spread as of the closing date of any such transaction.  Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 2.1(a) and 2.2.

2.2.           Individual Share Limit.  In any Tax Year, no individual shall be granted Options and Stock Appreciation Rights with respect to more than 350,000 Shares and Restricted Stock, Restricted Stock Units, performance awards, unrestricted grants of Shares or other similar Awards with respect to more than 350,000 Shares.  The limit described in this Section 2.2 shall be construed and applied consistently with Section 162(m) of the Code.

(a)           Awards not Settled in Shares.  If an Award is to be settled in cash or any medium other than Shares, the number of Shares on which the Award is based shall count toward the individual share limit set forth in this Section 2.2.

(b)           Canceled Awards.  Any Awards granted to a Participant that are canceled shall continue to count toward the individual share limit applicable to that Participant as set forth in this Section 2.2.

2.3.           Adjustments.  The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Shares (whether in the form of cash, Shares, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company or any similar, unusual or extraordinary corporate transaction (or event in respect of the Shares), including a Change in Control, or a sale of all or substantially all the assets of the Company occurs.  The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

(a)           proportionately adjust any or all of (i) the number and type of Shares (or other securities) that thereafter may be made the subject of Awards (including the specific maximums and numbers of shares set forth elsewhere in the Plan), (ii) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards or (v) the performance standards appropriate to any outstanding Awards (subject to the limitations for performance based compensation under Section 162(m) of the Code), or

(b)           subject to Section 11.9 of the Plan, in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, including, without limitation, in the event of a Change in Control, make provision for (i) a cash payment, (ii) the substitution or exchange of any or all outstanding Awards, (iii) the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable with respect to Shares upon or in respect of such event, (iv) all vested Options and Stock Appreciation Rights to be exercised by a date certain in connection with such event at which time these stock rights (whether or not then vested) shall terminate, provided Participants are given advance written notice or (v) a combination of the foregoing, which may vary among Participants.

The Committee shall value Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, Stock Appreciation Rights or similar stock rights, may base such settlement solely upon the excess if any of the per Share amount payable upon or in respect of such event over the exercise price of the Award.  The Committee’s determination with respect to any adjustments under this Section 2.3 shall be final and conclusive.  The Committee may act under this Section 2.3 at any time to the extent that the Committee deems such action necessary to permit a Participant to realize the benefits intended to be conveyed with respect to the underlying Shares in the same manner as is or will be available to stockholders generally.  In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 2.3(a) above shall nevertheless be made.

Article 3.

Plan Administration

3.1.           Administrator.  The Plan shall be administered by the Committee.

3.2.           Powers of the Committee.  Subject to the provisions of the Plan, Applicable Law, and the specific duties delegated by the Board to the Committee, the Committee shall have the authority in its discretion: (a) to determine the Fair Market Value; (b) to select the Service Providers to whom Awards may be granted hereunder and the types of Awards to be granted to each; (c) to determine the number of Shares to be covered by each Award granted hereunder; (d) to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other securities, other Awards, or other property; (e) to approve forms of Award Agreements; (f) to determine and amend, in a manner consistent with the terms of the Plan, the terms and conditions of any Award granted hereunder, based on such factors as the Committee, in its sole discretion, shall determine; (g) to construe and interpret the terms of the Plan and Award Agreements; (h) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (i) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established pursuant to Section 13.1 of the Plan; (j) to authorize withholding arrangements pursuant to Section 11.7(b) of the Plan; (k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee; (l) to accelerate the vesting of an Award; (m) to determine the treatment of Awards in connection with a Change in Control; and (n) to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.

3.3.           Compliance with Applicable Law.  The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws, and that avoids (to the extent practicable) the classification of any Award as “deferred compensation” for purposes of Section 409A of the Code, as determined by the Committee, or if an Award is subject to Section 409A, in a manner that complies with Section 409A.    Notwithstanding the foregoing, the failure to satisfy the requirements of Section 409A or Section 162(m) with respect to the grant of an Award under the Plan shall not affect the validity of the action of the Committee otherwise duly authorized and acting in the matter.

3.4.           Effect of Committee’s Decision and Committee’s Liability.  The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.  Neither the Committee nor any of its members shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan or any Award Agreement.

3.5.           Delegation to Executive Officers.  To the extent permitted by Applicable Law, the Committee may delegate to one or more Executive Officers the powers: (a) to designate Service Providers who are not Executive Officers or Directors as eligible to receive awards under the Plan; and (b) to determine the amount and type of Awards that may be granted to Service Providers who are not Executive Officers or Directors. Any such delegation by the Committee shall include a limitation as to the amount and type of Awards that may be granted during the period of the delegation and shall contain guidelines as to permissible grant dates for awards, the determination of the exercise price of any Option or SAR and the vesting criteria.  The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee delegatee or delegatees that were consistent with the terms of the Plan.

           3.6.           Awards may be Granted Separately or Together.  In the Committee’s discretion, Awards may be granted alone, in addition to, or in tandem with any other Award or any award granted under another plan of the Company or an Affiliate.  Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.

Article 4.

Vesting and Performance Objectives

4.1.           General.  The vesting schedule or Period of Restriction for any Award shall be specified in the Award Agreement.  The criteria for vesting and for removing restrictions on any Award may include (i) performance of substantial services for the Company for a specified period; (ii) achievement of one or more Performance Objectives; or (iii) a combination of (i) and (ii), as determined by the Committee.

4.2.           Period of Absence from Providing Substantial Services.  To the extent that vesting or removal of restrictions is contingent on performance of substantial services for a specified period, a leave of absence (whether paid or unpaid) shall not count toward the required period of service unless the Award Agreement specifically provides otherwise or unless otherwise determined by the Committee.

4.3.           Performance Objectives.

(a)           Possible Performance Objectives.  Any Performance Objective shall relate to the Service Provider’s performance for the Company (or an Affiliate) or the Company’s (or Affiliate’s) business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved.  Performance Objectives may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures and may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions.  Performance Objectives with respect to any Award may include any one or more of the following General Financial and/or Operational Objectives or combination thereof, as established by the Committee in its sole discretion, which may be applicable on a Company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures:

•	General Financial Objectives:

▪	Increasing the Company’s net sales;

▪	Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per Share);

▪
Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, an Affiliate, or a business unit;

▪	Achieving a target return on the Company’s (or an Affiliate’s) sales, revenues, capital, assets, or stockholders’ equity;

▪	Maintaining or achieving a target level of appreciation in the price of the Shares;

▪	Increasing the Company’s (or an Affiliate’s) market share to a specified target level;

▪	Achieving or maintaining a Share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;

▪	Achieving a level of Share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;

▪	Achieving specified reductions in costs or targeted levels in costs;

▪	Achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts; and

▪	Achieving a level of cash flow.

•	Operational Objectives:

▪	Introducing one or more products into one or more new markets;

▪	Acquiring a prescribed number of new customers in a line of business;

▪	Achieving a prescribed level of productivity within a business unit;

▪	Completing specified projects within or below the applicable budget;

▪	Completing acquisitions of other businesses or integrating acquired businesses; and

▪	Expanding into other markets.

•	Any other criteria established by the committee (but only if such other criteria are approved by our stockholders)

(b)           Stockholder Approval of Performance Objectives.  The list of possible Performance Objectives set forth in Section 4.3(a) above, and the other material terms of Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall be subject to reapproval by the Company’s stockholders in the time period prescribed by Section 162(m) of the Code.  The rights of a Participant to receive payment under the Plan in respect of any such Award shall be expressly conditioned upon obtaining any such approval referred to in this subsection (b) to the extent required by Section 162(m) of the Code.

(c)           Documentation of Performance Objectives.  With respect to any Award, the Performance Objectives shall be set forth in writing no later than ninety (90) days after commencement of the period to which the Performance Objective(s) relate(s) (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of the Performance Objectives is substantially uncertain.  Such writing shall also include the period for measuring achievement of the Performance Objectives, which shall be no greater than five consecutive years, as established by the Committee.  Once established by the Committee, the Performance Objective(s) may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions on Restricted Stock that otherwise would be due upon the attainment of the Performance Objective(s).

(d)           Committee Certification.  Prior to settlement of any Award that is contingent on achievement of one or more Performance Objectives, the Committee shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied.  For purposes of this Section 4.3(d), approved minutes of the Committee shall be adequate written certification.

(e)           Negative Discretion.  The Committee may reduce, but may not increase, the number of Shares deliverable or the amount payable under any Award after the applicable Performance Objectives are satisfied.

Article 5.

Stock Options

5.1.           Terms of Option. Subject to the provisions of the Plan, the type of Option, term, exercise price, vesting schedule, and other conditions and limitations applicable to each Option shall be as determined by the Committee and shall be stated in the Award Agreement.

5.2.           Type of Option.

(a)           Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Option.

(b)           Neither the Company nor the Committee shall have liability to a Participant or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option.  In addition, the Committee may make an adjustment or substitution described in Section 2.3 of the Plan that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.

5.3.           Limitations.

(a)           Maximum Term.  No Option shall have a term in excess of ten (10) years measured from the date the Option is granted.  In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(d), below), the term of such Incentive Stock Option shall not exceed five years measured from the date the Option is granted.

(b)           Minimum Exercise Price.  Subject to Section 2.3(b) of the Plan, the exercise price per share of an Option shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted.  In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(d), below), subject to Section 2.3(b) of the Plan, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date the Option is granted.

(c)           $100,000 Limit for Incentive Stock Options.  Notwithstanding an Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under the Plan, or any other plan of the Company or any Affiliate), such Options shall be treated as Non-Qualified Options.  For purposes of this Section 5.3(c), Fair Market Value shall be measured as of the date the Option was granted and Incentive Stock Options shall be taken into account in the order in which they were granted consistent with Applicable Law.

(d)           10% Stockholder.  For purposes of this Section 5.3, a “10% Stockholder” is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or an Affiliate), determined under Section 424(d) of the Code.

5.4.           Form of Consideration.  The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant.  To the extent approved by the Committee, the consideration for exercise of an Option may be paid in any one, or any combination, of the forms of consideration set forth in subsections (a), (b), (c), and (d) below.

(a)           Cash Equivalent.  Consideration may be paid by cash, check, or other cash equivalent approved by the Committee.

(b)           Tender of Shares.  Consideration may be paid by the tendering of other Shares to the Company in exchange for the Company’s reducing the number of Shares issuable upon the exercise of the Option.  Shares tendered in exchange for Shares issued under the Plan may not be Shares of Restricted Stock at the time they are tendered.  The Committee shall determine acceptable methods for tendering Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate.  For purposes of determining the amount of the Option price satisfied by tendering Shares, such Shares shall be valued at their Fair Market Value on the date of tender.

(c)           Broker-Assisted Cashless Exercise.  Subject to the Committee’s approval and further subject to the Shares being actively traded on a securities exchange, consideration may be paid by the Participant’s (i) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to a broker (acceptable to the Company) for the Participant’s account, and (ii) irrevocable instructions to the broker to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company.  A Participant may use this form of exercise only if the exercise would not subject the Participant to liability under Section 16(b) of the Exchange Act or would be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act or any other exemption from such liability.  The Company shall deliver an acknowledgement to the broker upon receipt of instructions to deliver the Shares, and the Company shall deliver the Shares to such broker upon the settlement date.  Upon receipt of the Shares from the Company, the broker shall deliver to the Company cash sale proceeds sufficient to cover the exercise price and any applicable withholding taxes due.  Shares acquired by a cashless exercise shall be deemed to have a Fair Market Value on the Option exercise date equal to the gross sales price at which the broker sold the Shares to pay the exercise price.

(d)           Other Methods.  Consideration may be paid using such other methods of payment as the Committee, at its discretion, deems appropriate from time to time.

5.5.           Exercise of Option.

(a)           Procedure for Exercise.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement.  An Option shall be deemed exercised when the Committee receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares (in a form permitted under Section 5.4 of the Plan) with respect to which the Option is exercised.

(b)           Rights as a Stockholder.  Shares subject to an Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Option exercise date.  Until such Option exercise date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option.

Article 6.

Stock Appreciation Rights

6.1.           Terms of Stock Appreciation Right.  The term, base amount, vesting schedule, and other conditions and limitations applicable to each Stock Appreciation Right shall be as determined by the Committee and shall be stated in the Award Agreement.  Except as otherwise provided by the Committee, all Awards of Stock Appreciation Rights shall be settled in Shares issuable upon the exercise of the Stock Appreciation Right.

6.2.           Exercise of Stock Appreciation Right.

(a)           Procedure for Exercise.  Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement.  A Stock Appreciation Right shall be deemed exercised when the Committee receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.

(b)           Rights as a Stockholder.  Shares subject to a Stock Appreciation Right shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the Stock Appreciation Right is exercised.  Until such date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Stock Appreciation Right.

Article 7.

Restricted Stock

7.1.           Terms of Restricted Stock.  Subject to the provisions of the Plan, the Period of Restriction, the number of Shares granted, and other conditions and limitations applicable to each Award of Restricted Stock shall be as determined by the Committee and shall be stated in the Award Agreement.  Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.2.           Transferability.  Except as provided in this Article 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.3.           Other Restrictions.  The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

7.4.           Removal of Restrictions.  Except as otherwise provided in this Article 7, and subject to Section 10.5 of the Plan, Shares of Restricted Stock covered by an Award of Restricted Stock made under the Plan shall be released from escrow, and shall become fully transferable, as soon as practicable after the Period of Restriction ends, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends.

7.5.           Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.6.           Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise provided in the Award Agreement.

(a)           Unless otherwise provided by the Committee, if any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Shares of Restricted Stock with respect to which they were paid.

(b)           If any such dividends or distributions are paid in cash, the Award Agreement may specify that the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Shares of Restricted Stock vest or are forfeited.  Alternatively, the Award Agreement may specify that the dividend equivalents or other payments shall be unrestricted, in which case they shall be paid as soon as practicable after the dividend or distribution date.  In no event shall any cash dividend or distribution be paid later than 2½ months after the Tax Year in which the dividend or distribution becomes nonforfeitable.

Article 8.

Restricted Stock Units

8.1.           Terms of Restricted Stock Units.  Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Committee and shall be stated in the Award Agreement.

8.2.           Settlement of Restricted Stock Units.  Subject to Section 11.5 of the Plan, unless otherwise provided in an Award Agreement, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Period of Restriction, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends.

8.3.           Dividend and Other Distribution Equivalents.  The Committee is authorized to grant to holders of Restricted Stock Units the right to receive payments equivalent to dividends or other distributions with respect to Shares underlying Awards of Restricted Stock Units.  The Award Agreement may specify that the dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Stock Units, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited.  Alternatively, the Award Agreement may specify that the dividend equivalents or other distributions shall be unrestricted, in which case they shall be paid on the dividend or distribution payment date for the underlying Shares, or as soon as practicable thereafter.  In no event shall any unrestricted dividend equivalent or other distribution be paid later than 2½ months after the Tax Year in which the record date for the dividend or distribution occurs.

8.4.           Deferral Election.  Notwithstanding anything to the contrary in Sections 8.2 or 8.3, a Participant may elect in accordance with the terms of the Award Agreement and Section 409A of the Code to defer receipt of all or any portion of the Shares or other property otherwise issuable to the Participant pursuant to a Restricted Stock Unit Award to the extent permitted by the Committee.

Article 9.

Other Equity-Based Awards

9.1.           Other Equity-Based Awards.  The Committee shall have the right to grant other Awards based upon or payable in Shares having such terms and conditions as the Committee may determine, including deferred stock units, unrestricted Shares, the grant of Shares upon the achievement of a Performance Objective and the grant of securities convertible into Shares.  The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Article 9 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes, or other property, as the Committee shall determine.

Article 9A.
Performance Cash Awards

           9A.1.           Performance Cash Awards.  Subject to the provisions of the Plan, the Committee shall select those Employees to whom Performance Cash Awards are to be awarded and determine the amount of any Performance Cash Award to be awarded to each such eligible Employee and the terms and conditions applicable to each Performance Cash Award.  Performance Cash Awards under the Plan shall be granted on an annual calendar year basis (the ‘Performance Period’), and each Performance Cash Award shall be based on and subject to the accomplishment of one or more Performance Objectives over the Performance Period to which such Award relates.  Performance Cash Awards shall be expressed as a percentage of a Participant’s annual base salary.  Performance Cash Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, and should be construed to the maximum extent possible to achieve that objective.

           9A.2.           Limitations of Performance Cash Award Payments.  The maximum amount that may be paid to any Participant pursuant to any Performance Cash Award with respect to any Performance Period shall not exceed $3,000,000.

           9A.3.           Payment.  Performance Cash Award payments shall be made in cash as soon as practicable after the Committee makes the certifications described in Section 4.3(d) of the Plan, which is intended to occur following the end of the Performance Period and generally by the March 15th immediately following the end of the Performance Period to which the Performance Cash Award relates.

           9A.4.           Termination of Service.

(a)
                      (a)           Except as provided in subsection (b) below and subject to Article 10, a Participant must be employed by the Company or an Affiliate on the date that a Performance Cash Award is otherwise payable hereunder in order to be entitled to receive payment for such Performance Cash Award.  If a Participant’s Termination of Service occurs for any reason other than set forth in subsection (b) below prior to the date of payment of a Performance Cash Award, the Participant shall forfeit any right to receive payment in respect of such Performance Cash Award.

(b)
                      (b)           If the Company or an Affiliate terminates the employment of a Participant without Cause or if the Participant’s Termination of Service is due to his or her death or disability, the Participant shall receive a Performance Cash Award payment for the Performance Period immediately preceding the Performance Period during which such termination occurs, but only to the extent such payment both was not previously made to the Participant as of the date of his or her Termination of Service and would otherwise be payable to the Participant under the Plan but for his or her Termination of Service.  Such payment(s) shall only be made if the Committee certifies that the applicable Performance Objectives with respect to the applicable Performance Period to which the Performance Cash Award relates have been met and shall be paid in accordance with Section 9A.3 of the Plan.

Article 10.

termination of service

10.1           Effect of Termination of Service on Awards; Forfeiture.  The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to be a Service Provider prior to the end of a performance period, Period of Restriction or the exercise, vesting or settlement of such Award.  Unless otherwise determined by the Committee if, with respect to any Award, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction or the vesting date applicable to such Award (or the applicable portion of such Award) or (b) any Performance Objectives are not achieved in whole or in part (as determined by the Committee) by the end of the period for measuring such Performance Objectives, then all such then unvested and/or unearned Awards shall be forfeited by the Participant.

Article 11.

Additional Terms of Awards

11.1.           No Rights to Awards.  No Service Provider shall have any claim to be granted any Award under the Plan, and the Company is not obligated to extend uniform treatment to Participants or Beneficiaries under the Plan.  The terms and conditions of Awards need not be the same with respect to each Participant.

11.2.           No Effect on Employment or Service.  Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall it interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without Cause, to the extent permitted by Applicable Laws.

11.3.           No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

11.4.           Transferability of Awards.  Unless otherwise determined by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  Subject to the approval of the Committee in its sole discretion, Non-Qualified Options may be transferable to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders.  “Members of the immediate family” means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.  To the extent that any Award is transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.

11.5.           Conditions on Delivery of Shares and Lapsing of Restrictions.  The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Committee, (b) subject to approval by the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such Shares have been satisfied, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.

11.6.           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

11.7.           Withholding.

(a)           Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to the grant, exercise, vesting, or settlement of an Award, the Company shall have the power and the right to deduct or withhold, or to require a Participant or Beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state, and local taxes (including the Participant’s FICA obligation) that the Company determines is required to be withheld to comply with Applicable Laws.  The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.

(b)           Withholding Arrangements.  The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant or Beneficiary to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares, or (ii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required by Applicable Law to be withheld.  The Fair Market Value of the Shares to be withheld or delivered, or with respect to which restrictions are removed, shall be determined as of the date that the taxes are required to be withheld.

           11.8.           Other Provisions in Award Agreements.  In addition to the provisions described in the Plan, any Award Agreement may include such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including restrictions on resale or other disposition, rights of the Company to repurchase Shares or Shares underlying Awards, provisions with respect to the treatment and/or forfeiture of Awards in the event that a Participant breaches any confidentiality, non-competition, non-solicitation or other restrictive covenant and provisions to comply with Applicable Laws. Without limiting any other express authority of the Committee under (but subject to) the express limits of the Plan, the Committee may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion had imposed, without the Participant’s consent, and may make other changes to the terms and conditions of Awards.  Notwithstanding the foregoing, the Committee shall not adjust or change previously imposed terms and conditions for an Option or a Stock Appreciation Right in such a manner as would constitute a Repricing of the exercise price or base amount of any Option or Stock Appreciation Right without stockholder approval except as contemplated in Section 2.3 (with respect to a stock split, merger, acquisition, spin-off or any other similar, unusual or extraordinary corporate transaction or event in respect of the Shares as described therein).

           11.9           Change in Control.  In addition to the provisions described in the Plan and in Section 11.8 above, any Award Agreement may include provisions for the treatment of Awards in connection with a Change in Control, including the acceleration of vesting and/or exercisability of Awards upon a Change in Control.  The Committee shall determine the treatment of outstanding Awards in connection with any transaction or transactions resulting in a Change in Control.

11.10.           Section 16 of the Exchange Act.  It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for the exemption from liability provided in Rule 16b-3 promulgated under the Exchange Act.  The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

11.11.           Not Benefit Plan Compensation.  Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company or an Affiliate, except where the Committee expressly provides otherwise in writing.

Article 12.

Term, Amendment, and Termination of Plan

12.1.           Term of Plan.  The Plan shall become effective on the Effective Date.

12.2.           Termination.  The Plan shall terminate upon the earliest to occur of (i) the tenth anniversary of Board approval of the Plan; (ii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iii) the date determined by the Board pursuant to its authority under Section 12.3 of the Plan.

12.3.           Amendment.  The Board or the Committee may at any time amend, alter, suspend, or terminate the Plan, without the consent of the Participants or Beneficiaries.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.  Any revision that deletes or limits the scope of the provisions of Section 11.8 prohibiting Repricing of Options or Stock Appreciation Rights without stockholder approval shall require stockholder approval.

12.4.           Effect of Amendment or Termination.  Except as provided in Section 12.5 of the Plan, no amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Committee; any such agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

12.5.           Adjustments of Awards upon the Occurrence of Unusual or Nonrecurring Events.  The Committee may, in its sole discretion (but subject to the limitations and conditions expressly stated in the Plan, such as the limitations on adjustment of Performance Objectives), adjust the terms and conditions of Awards during the pendency or in recognition of (a) unusual or nonrecurring events affecting the Company or an Affiliate (such as a capital adjustment, reorganization, or merger) or the financial statements of the Company or an Affiliate, or (b) any changes in Applicable Laws or accounting principles.  By way of example, the power to adjust Awards shall include the power to suspend the exercise of any Option or Stock Appreciation Right.

Article 13.

Miscellaneous

13.1.           Authorization of Sub-Plans.  The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions.  The Committee shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations as the Committee deems necessary or desirable, and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable.  All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

13.2.           Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under any state’s applicable principles of conflicts of laws.

13.3.           Committee Manner of Action.  Unless otherwise provided in the bylaws of the Company or the charter of the Committee: (a) a majority of the members of a Committee shall constitute a quorum, and (b) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee.  The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.

13.4.           Expenses.  The costs of administering the Plan shall be paid by the Company.

13.5           Severability.  If any provision of the Plan, an Award or an Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

13.6.           Construction.  Unless the contrary is clearly indicated by the context, (a) the use of the masculine gender shall also include within its meaning the feminine and vice versa; (b) the use of the singular shall also include within its meaning the plural and vice versa; and (c) the word “include” shall mean “include but not be limited to,” and the word “including” shall mean “including but not limited to.”

13.7.           No Trust or Fund Created.  Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company (or an Affiliate) and a Participant or any other person.  To the extent that any person acquires a right to receive payments from the Company (or an Affiliate) pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company (or the Affiliate, as applicable).

13.8.           Headings.  Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

13.9.           Complete Statement of Plan.  This document is a complete statement of the Plan.